                                                                    EXHIBIT 2.1


                      IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE SOUTHERN DISTRICT OF MISSISSIPPI


IN RE:

FRIEDE GOLDMAN HALTER, INC.,                 SECTION  JOINTLY ADMINISTERED UNDER
ET AL., JOINTLY ADMINISTERED                 SECTION  CASE NO. 01-52173 SEG
                                             SECTION


--------------------------------------------------------------------------------
                FOURTH AMENDED JOINT PLAN UNDER CHAPTER 11 OF THE
                  BANKRUPTCY CODE RELATING TO CERTAIN DEBTORS
                  PROPOSED BY CERTAIN DEBTORS AND THE OFFICIAL
                         UNSECURED CREDITORS' COMMITTEE
--------------------------------------------------------------------------------


ANDREWS & KURTH L.L.P.                         Heller, Draper, Hayden, Patrick
Hugh Ray                                         & Horn, L.L.C.
John J. Sparacino                              Douglas Draper
Douglas G. Walter                              650 Poydras Center, Suite 2500
600 Travis Street, Suite 4200                  New Orleans, Louisiana 70130-6103
Houston, Texas 77002-3090                      Telephone:  (504) 568-1888
Telephone:  (713) 220-4200                     Facsimile:  (504) 522-0949
Telecopy:  (713) 220-4285
                                               and
and
                                               WHEELER & WHEELER, PLLC
WATKINS & EAGER PLLC                           David A. Wheeler
John G. Corlew                                 185 Main Street
J. Fred Spencer, Jr.                           Biloxi, MS  39530
400 East Capitol Street, Suite 300             Telephone:  (228) 374-6720
Post Office Box 650
Jackson, Mississippi    39201                  Attorneys for Official Unsecured
Telephone:  (601) 948-6470                     Creditors' Committee

Attorneys for the Debtors


DATED:  Biloxi, Mississippi
        December 19, 2003

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I DEFINITIONS AND CONSTRUCTION OF TERMS...................................................................1
   1.1      Administrative Expense Claim..........................................................................1
   1.2      Administrative Expense Claim Bar Date.................................................................1
   1.3      Agent.................................................................................................1
   1.4      Allowed...............................................................................................2
   1.5      Assumed and Assigned Contracts and Leases.............................................................2
   1.6      Avoidance Actions.....................................................................................2
   1.7      Ballot................................................................................................2
   1.8      Bankruptcy Code.......................................................................................2
   1.9      Bankruptcy Court......................................................................................2
   1.10     Bankruptcy Rules......................................................................................2
   1.11     Bollinger.............................................................................................2
   1.12     Bollinger Settlement Agreement........................................................................2
   1.13     Business Day..........................................................................................2
   1.14     Calcasieu Escrow......................................................................................3
   1.15     Cash..................................................................................................3
   1.16     Cash Collateral Order.................................................................................3
   1.17     Causes of Action......................................................................................3
   1.18     Chapter 11............................................................................................3
   1.19     Chapter 11 Cases......................................................................................3
   1.20     Claim.................................................................................................3
   1.21     Claims Register.......................................................................................3
   1.22     Class.................................................................................................3
   1.23     Collateral............................................................................................3
   1.24     Confirmation Date.....................................................................................3
   1.25     Confirmation Hearing..................................................................................3
   1.26     Confirmation Order....................................................................................3
   1.27     Convenience Claim.....................................................................................4
   1.28     Creditor..............................................................................................4
   1.29     Creditors' Committee or Committee.....................................................................4
   1.30     Debtors...............................................................................................4
   1.31     Debtors in Possession.................................................................................4
   1.32     Disclosure Statement..................................................................................4
   1.33     Disputed..............................................................................................4
   1.34     Disputed Charges Escrow Account.......................................................................5
   1.35     Disputed Claim Amount.................................................................................5
   1.36     Distribution Date.....................................................................................5
   1.37     Distribution Record Date..............................................................................5
   1.38     Effective Date........................................................................................5
   1.39     Equity Interest.......................................................................................5
   1.40     Estates...............................................................................................5
   1.41     4-1/2% Notes..........................................................................................5
   1.42     4-1/2% Notes Claim....................................................................................5
   1.43     4-1/2% Notes Indenture................................................................................5

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
   1.44     4-1/2% Notes Indenture Trustee........................................................................5
   1.45     FFIC..................................................................................................5
   1.46     FFIC Settlement Agreement.............................................................................6
   1.47     FGH6
   1.48     FGO6
   1.49     FGOT..................................................................................................6
   1.50     Final Order...........................................................................................6
   1.51     Foothill..............................................................................................6
   1.52     Foothill Loan Agreement...............................................................................6
   1.53     General Unsecured Claim...............................................................................6
   1.54     Global Project........................................................................................6
   1.55     Initial Liquidating Trustee...........................................................................6
   1.56     Insured Claim.........................................................................................6
   1.57     Intercompany Claim....................................................................................7
   1.58     LDEQ..................................................................................................7
   1.59     LDEQ Settlement Agreement.............................................................................7
   1.60     Lenders...............................................................................................7
   1.61     Lenders Claim.........................................................................................7
   1.62     Lenders Postpetition Claim............................................................................7
   1.63     Lenders Secured Claim.................................................................................7
   1.64     Liberty Mutual........................................................................................7
   1.65     Liberty Mutual Settlement Agreement...................................................................7
   1.66     Lien..................................................................................................7
   1.67     Liquidating Trust.....................................................................................7
   1.68     Liquidating Trustee...................................................................................7
   1.69     Miscellaneous Secured Claims..........................................................................7
   1.70     Other Priority Claim..................................................................................7
   1.71     Petition Date.........................................................................................8
   1.72     PHTL..................................................................................................8
   1.73     PHTL Project..........................................................................................8
   1.74     Plan..................................................................................................8
   1.75     Priority Tax Claim....................................................................................8
   1.76     Professional Compensation and Reimbursement Claims....................................................8
   1.77     Proponents............................................................................................8
   1.78     Pro Rata..............................................................................................8
   1.79     Reserve...............................................................................................8
   1.80     Schedules.............................................................................................8
   1.81     Secured Claim.........................................................................................8
   1.82     Secured Tax Claim.....................................................................................9
   1.83     Security Interest.....................................................................................9
   1.84     Travelers.............................................................................................9
   1.85     Travelers Bonds.......................................................................................9
   1.86     Travelers Claim.......................................................................................9
   1.87     Travelers Collateral..................................................................................9
   1.88     Travelers Deficiency Claim............................................................................9
   1.89     Travelers EFSUA.......................................................................................9

   1.90     Travelers Indemnity...................................................................................9
   1.91     Travelers Obligation Documents........................................................................9
   1.92     Travelers/PHTL Settlement Agreement...................................................................9
   1.93     Travelers Secured Claim...............................................................................9
   1.94     Travelers Security Agreement..........................................................................9
   1.95     Trust Assets.........................................................................................10
   1.96     Trust Committee......................................................................................10
   1.97     Trust Committee Chairman.............................................................................10
   1.98     Trust Notice Group...................................................................................10
   1.99     Unsecured Claim......................................................................................10
   1.100    Voting Record Date...................................................................................10
   1.101    Zurich...............................................................................................10
   1.102    Zurich Escrow Account................................................................................10
   1.103    Interpretation; Application of Definitions and Rules of Construction.................................10
   1.104    Further Terms........................................................................................11
ARTICLE II TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS AND ADMINISTRATIVE CLAIM BAR DATE..11
   2.1      Administrative Expense Claims........................................................................11
   2.2      Professional Compensation and Reimbursement Claims...................................................11
   2.3      Priority Tax Claims..................................................................................11
   2.4      Administrative Expense Claim Bar Date................................................................12
ARTICLE III CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS........................................................12
ARTICLE IV TREATMENT OF CLAIMS AND EQUITY INTERESTS..............................................................13
   4.1      CLASS 1 -- OTHER PRIORITY CLAIMS.....................................................................13
      (a)      Impairment and Voting.............................................................................13
      (b)      Treatment and Distributions.......................................................................13
   4.2      CLASS 2 -- LENDERS SECURED CLAIMS....................................................................13
      (a)      Impairment and Voting.............................................................................13
      (b)      Treatment and Distributions.......................................................................13
      (c)      Disputed Charges Escrow Account...................................................................13
   4.3      CLASS 3 -- TRAVELERS SECURED CLAIM...................................................................14
      (a)      Impairment and Voting.............................................................................14
      (b)      Treatment and Distributions.......................................................................14
      (c)      Reservation of Rights.............................................................................14
   4.4      CLASS 4 -- MISCELLANEOUS SECURED CLAIMS..............................................................14
      (a)      Impairment and Voting.............................................................................14
      (b)      Treatment and Distributions.......................................................................14
   4.5      CLASS 5 - CONVENIENCE CLAIMS.........................................................................15
      (a)      Impairment and Voting.............................................................................15
      (b)      Treatment and Distributions.......................................................................15
   4.6      CLASS 6 -- GENERAL UNSECURED CLAIMS..................................................................15
      (a)      Impairment and Voting.............................................................................15
      (b)      Treatment and Distributions.......................................................................15
   4.7      CLASS 7 -- 4-1/2% NOTES CLAIMS.......................................................................15
      (a)      Impairment and Voting.............................................................................15
      (b)      Treatment.........................................................................................16

      (c)      Distributions.....................................................................................16
      (d)      Record Date for 4-1/2% Notes......................................................................17
      (e)      Discharge of 4-1/2% Notes Indenture and Cancellation of 4-1/2% Notes..............................17
      (f)      Treatment of 4-1/2% Notes Indenture Trustee.......................................................17
   4.8      CLASS 8 -- INTERCOMPANY CLAIMS.......................................................................18
      (a)      Impairment and Voting.............................................................................18
      (b)      Treatment and Distributions.......................................................................18
      (c)      Impairment and Voting.............................................................................18
      (d)      Cancellation of Common Stock and Related Securities...............................................18
ARTICLE V SUBSTANTIVE CONSOLIDATION..............................................................................18
   5.1      Motion For Substantive Consolidation.................................................................18
   5.2      Effect of Substantive Consolidation..................................................................18
ARTICLE VI THE LIQUIDATING TRUST.................................................................................19
   6.1      Creation of the Trust; Funding of Trust..............................................................19
      (a)      Creation of the Liquidating Trust.................................................................19
      (b)      Funding of Res of Liquidating Trust...............................................................20
      (c)      Name of Liquidating Trust.........................................................................20
   6.2      Means for Implementation of Liquidating Trust........................................................20
      (a)      Vesting of Trust Assets...........................................................................20
      (b)      Corporate Authority...............................................................................21
      (c)      Trust Authority to Prosecute Causes of Action.....................................................22
      (d)      Liquidating Trustee to Liquidate or Abandon all Assets and Distribute Proceeds....................22
      (e)      Control of Books and Records......................................................................22
      (f)      Dissolution of Debtors; Tax Returns...............................................................22
      (g)      Substitution of Liquidating Trustee as Party-Defendant............................................23
   6.3      The Trust Committee..................................................................................23
      (a)      Formation of the Trust Committee..................................................................23
      (b)      Loyalty of Trust Committee........................................................................23
      (c)      Trust Committee Rules of Operation................................................................23
         (i)   Membership........................................................................................23
         (ii)     Voting; Notice of Meetings.....................................................................24
         (iii)    Compensation...................................................................................24
         (iv)     Waivers........................................................................................24
         (v)      Subcommittee...................................................................................24
         (vi)     Advisors.......................................................................................24
         (vii)    Dissolution....................................................................................24
         (viii)   Reports........................................................................................25
         (ix)     Limitation on Liability........................................................................25
         (x)      Trust Committee Chairman.......................................................................25
         (xi)     Resignation....................................................................................25
         (xii)    Right to Deal with the Liquidating Trust.......................................................25
         (xiii)   Powers and Duties of the Trust Committee.......................................................26
   6.4      Covenants of the Liquidating Trustee.................................................................26
      (a)      Negative Covenants................................................................................26
      (b)      Positive Covenants................................................................................26
   6.5      Liquidating Trust Provisions.........................................................................27

                                                                                                               PAGE
                                                                                                               ----
      (a)      Liquidating Trustee's Powers......................................................................27
      (b)      Limitation on Liquidating Trustee's Powers........................................................28
      (c)      Management of Liquidating Trust's Estate..........................................................29
      (d)      Maintenance of Records............................................................................29
      (e)      Liquidating Trust Expenses........................................................................29
      (f)      Liquidating Trustee Compensation..................................................................29
      (g)      Limitation on Liquidating Trustee's Liability.....................................................29
      (h)      Replacing the Liquidating Trustee.................................................................29
      (i)      Duration of Liquidating Trust.....................................................................30
   6.6      Provisions Governing Distributions...................................................................30
      (a)      Order of Distribution of Liquidating Trust Cash...................................................30
      (b)      Method of Distributions Under the Plan............................................................31
         (i)   In General........................................................................................31
         (ii)     Distributions of Cash..........................................................................31
         (iii)    Timing of Distributions........................................................................31
         (iv)     Minimum Distributions..........................................................................31
         (v)      Distributions to Holders as of the Distribution Record Date....................................31
         (vi)     Distributions To Be Pro Rata Within Class......................................................32
      (c)      Establishment and Maintenance of Reserve for Disputed Claims......................................32
      (d)      Distributions Upon Allowance of Disputed Claims...................................................32
      (e)      Distributions Relating to Allowed Insured Claims..................................................32
      (f)      Undeliverable and Unclaimed Distributions.........................................................32
         (i)   Holding of Undeliverable Distributions............................................................32
         (ii)     Unclaimed Distributions........................................................................33
         (iii)    Failure to Claim Undeliverable or Unclaimed Distributions......................................33
      (g)      Federal Tax Identification Number.................................................................33
      (h)      Exculpation and Immunity Regarding Distributions..................................................33
   6.7      Securities Laws and Reports to Holders of Liquidating Trust Interests................................34
      (a)      Securities Law....................................................................................34
      (b)      Annual Reports....................................................................................34
   6.8      Indemnification; Limitations.........................................................................34
      (a)      General Indemnification...........................................................................34
      (b)      No Recourse.......................................................................................34
   6.9      Trust Notice Group...................................................................................35
      (a)      Creation..........................................................................................35
      (b)      Authority.........................................................................................35
      (c)      Compensation......................................................................................35
      (d)      Limitation on Liability...........................................................................35
ARTICLE VII ACCEPTANCE OR REJECTION OF THE PLAN..................................................................35
   7.1      Voting of Claims and Equity Interests................................................................35
   7.2      Acceptance by Impaired Classes.......................................................................35
   7.3      Nonconsensual Confirmation...........................................................................35
ARTICLE VIII OBJECTIONS TO AND RESOLUTION OF ADMINISTRATIVE EXPENSE CLAIMS AND CLAIMS............................36
ARTICLE IX EXECUTORY CONTRACTS AND UNEXPIRED LEASES..............................................................36
   9.1      Assumption or Rejection of Executory Contracts and Unexpired Leases..................................36

   9.2      Assumed and Assigned Contracts and Leases............................................................36
   9.3      Rejected Contracts and Leases........................................................................37
   9.4      Claims on Account of Rejected Contracts and Leases...................................................37
   9.5      Notice of Amendments to Exhibit 1; No Admission......................................................37
   9.6      Approval of Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases.......37
   9.7      Cure of Defaults.....................................................................................37
   9.8      Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected
               Pursuant to the Plan..............................................................................38
ARTICLE X IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN......................................................38
   10.1     Vesting of Assets in Liquidating Trust...............................................................38
   10.2     Formation of Liquidating Trust.......................................................................38
   10.3     Dissolution of Entities..............................................................................38
   10.4     Cancellation and Surrender of Existing Securities and Agreements.....................................38
   10.5     Preservation of Causes of Action.....................................................................39
   10.6     Effectuating Documents and Further Transactions......................................................39
   10.7     Discharge of Officers and Directors..................................................................40
   10.8     Releases.............................................................................................40
   10.9     Exemption From Transfer Taxes........................................................................41
   10.10    Injunction...........................................................................................41
   10.11    Limitation of Rights of Setoff, Subrogation or Recoupment............................................41
   10.12    FFIC Settlement Agreement............................................................................41
   10.13    Liberty Mutual Settlement Agreement..................................................................41
   10.14    Travelers/PHTL Settlement Agreement..................................................................42
   10.15    Bollinger Settlement Agreement.......................................................................42
   10.16    LDEQ Settlement Agreement............................................................................42
ARTICLE XI EFFECTIVENESS OF THE PLAN.............................................................................42
   11.1     Conditions Precedent to Effectiveness................................................................42
   11.2     Waiver of Conditions.................................................................................42
   11.3     Limitation on Effective Date.........................................................................43
ARTICLE XII RETENTION OF JURISDICTION............................................................................43
   12.1     Scope of Jurisdiction................................................................................43
   12.2     Non-Limiting Effect of Retained Jurisdiction.........................................................44
ARTICLE XIII MISCELLANEOUS PROVISIONS............................................................................45
   13.1     Requisite Action.....................................................................................45
   13.2     Exculpation..........................................................................................45
   13.3     Termination of Committee.............................................................................45
   13.4     Post-Effective Date Fees and Expenses................................................................45
   13.5     Payment of Statutory Fees............................................................................46
   13.6     Amendment or Modification of the Plan................................................................46
   13.7     Severability.........................................................................................46
   13.8     Revocation or Withdrawal of the Plan.................................................................46
   13.9     Binding Effect.......................................................................................46
   13.10    Notices..............................................................................................46
   13.11    Final Decrees........................................................................................47
   13.12    Governing Law........................................................................................47

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
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
   13.13    Withholding and Reporting Requirements...............................................................48
   13.14    Allocation of Plan Distributions Between Principal and Interest......................................48
   13.15    Headings.............................................................................................48
   13.16    Exhibits.............................................................................................48
   13.17    Filing of Additional Documents.......................................................................48

                      IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE SOUTHERN DISTRICT OF MISSISSIPPI


IN RE:

FRIEDE GOLDMAN HALTER, INC.,                SECTION   JOINTLY ADMINISTERED UNDER
ET AL., JOINTLY ADMINISTERED                SECTION   CASE NO. 01-52173 SEG
                                            SECTION


                FOURTH AMENDED JOINT PLAN UNDER CHAPTER 11 OF THE
                  BANKRUPTCY CODE RELATING TO CERTAIN DEBTORS
                  PROPOSED BY CERTAIN DEBTORS AND THE OFFICIAL
                         UNSECURED CREDITORS' COMMITTEE


                  Friede Goldman Halter, Inc. ("FGH"), and certain of its affiliates that are jointly-administered debtors-in-possession with FGH (defined below as, the "Debtors") and the Official Unsecured Creditors' Committee of FGH, et al. (the "Committee" and together with the Debtors, the "Proponents") propose the following Fourth Amended Joint Chapter 11 Plan for Certain of the Debtors (as defined below) under Section 1121(a) of Title 11 of the United States Code:

                                   ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

                  Definitions. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

         1.1 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Debtors' Chapter 11 Cases under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under Sections 330 or 503 of the Bankruptcy Code and any fees or charges assessed against the Estates of the Debtors under Section 1930 of Chapter 123 of Title 28 of the United States Code.

         1.2 Administrative Expense Claim Bar Date means that date established by the Bankruptcy Court as the deadline for filing an Administrative Expense Claim.

         1.3 Agent means Foothill, as agent, under and with respect to the Foothill Loan Agreement and related documents, and its successors and assigns.

         1.4 Allowed means, with reference to any Claim or a portion thereof or Equity Interest, (a) any Claim against or Equity Interest in the Debtors which has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of Claim or Equity Interest has been filed, (b) any Claim or Equity Interest allowed hereunder, (c) any Claim or Equity Interest which is not Disputed, or (d) any Claim or Equity Interest which, if Disputed, (i) the time within which an objection to such Claim may be asserted has expired, (ii) has been deemed Allowed by the Liquidating Trustee without further notice or Bankruptcy Court approval, or (iii) has been Allowed by Final Order; provided, however, that any Claim or Equity Interest allowed solely for the purpose of voting to accept or reject the Plan pursuant to a Final Order of the Bankruptcy Court shall not be considered an "Allowed Claim" or "Allowed Equity Interest" hereunder. Unless otherwise specified herein or by Final Order of the Bankruptcy Court, "Allowed Administrative Expense Claim," "Allowed Claim," or "Allowed Equity Interest" shall not, for purposes of computation of distributions under the Plan, include interest on such Administrative Expense Claim, Claim or Equity Interest from and after the Petition Date.

         1.5 Assumed and Assigned Contracts and Leases means those executory contracts and unexpired leases to which one or more of the Debtors is a party, as reflected on Exhibit 1 to the Plan, that shall be assumed by the Debtors and assigned to the Liquidating Trust on the Effective Date in accordance with
Section 9.2 of the Plan.

         1.6 Avoidance Actions means any causes of action arising under sections 506, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551 or 553 of the
Bankruptcy Code.

         1.7 Ballot means the form distributed to each holder of an impaired Claim or Equity Interest on which is to be indicated acceptance or rejection of the Plan.

         1.8 Bankruptcy Code means Title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

         1.9 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Mississippi having jurisdiction over the Chapter 11 Cases.

         1.10 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under Section 2075 of Title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

         1.11 Bollinger means Bollinger Shipyards, Inc., and its successors and assigns.

         1.12 Bollinger Settlement Agreement means that certain settlement agreement by and between the Debtors, the Creditors' Committee and Bollinger (and certain of its affiliates), a true and correct copy of which is attached to this Plan as Exhibit 6 and incorporated in this Plan for all purposes.

         1.13 Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

         1.14 Calcasieu Escrow means that escrow established pursuant to that certain environmental agreement between one or more of the Debtors and Bollinger dated on or about May 30, 2000.

         1.15 Cash means legal tender of the United States of America and equivalents thereof.

         1.16 Cash Collateral Order means any order or ruling of the Bankruptcy Court during the Chapter 11 Cases authorizing the use of cash collateral by the Debtors.

         1.17 Causes of Action means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands, actions, defenses, offsets, powers, privileges and licenses whatsoever, whether known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or tort, in law, equity or otherwise. Causes of Action includes, but is in no way limited to, (i) rights of setoff, counterclaim or recoupment, and claims on contracts or for breaches of duties imposed by law, (ii) claims pursuant to Bankruptcy Code section 362, (iii) such claims and defenses as fraud, mistake, duress, and usury, and (iv) all Avoidance Actions.

         1.18 Chapter 11 means Chapter 11 of the Bankruptcy Code.

         1.19 Chapter 11 Cases means the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors, jointly administered under Case No. 01-52173 SEG, currently pending in the Bankruptcy Court; provided, however, that this definition shall not include the bankruptcy cases of Halter-Calcasieu, L.L.C. or Marine Cleaning L.L.C.

         1.20 Claim has the meaning set forth in Section 101 of the Bankruptcy Code.

         1.21 Claims Register shall mean the list of proofs of Claim prepared and maintained by the Clerk of the Bankruptcy Court and/or the Debtors' claims agent.

         1.22 Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

         1.23 Collateral means any property or interest in property of the estates of the Debtors subject to a Lien or Security Interest to secure the payment or performance of a Claim, which Lien or Security Interest is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable nonbankruptcy law.

         1.24 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

         1.25 Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

         1.26 Confirmation Order means the Final Order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

         1.27 Convenience Claim means any Unsecured Claim in the amount of $15,000 or less and any Unsecured Claim that is reduced to $15,000 by the election of the holder thereon on such holder's Ballot (provided that (i) individual Unsecured Claims less than $15,000 of a single holder will not be treated as separate Convenience Claims if the aggregate of all Unsecured Claims due any single holder exceeds $15,000, and (ii) any Unsecured Claim that was originally in excess of $15,000 may not be subdivided into multiple Unsecured Claims of less than $15,000 for purposes of receiving treatment as a Convenience Claim).

         1.28 Creditor has the meaning set forth in Section 101 of the Bankruptcy Code.

         1.29 Creditors' Committee or Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code.

         1.30 Debtors means, singularly and/or collectively, FGH, Friede & Goldman, Ltd., Friede Goldman Delaware, Inc., Brissonneau & Lotz Marine USA, Inc., FGO, World Rig Leasing Company, Halter Marine, Inc. (NV), Gulf Coast Fabrication, Inc., Halter Marine Gulfport, Inc., Halter Marine Services, Inc., Halter Marine Inc. (LA), Halter Marine Pascagoula, Inc., Friede Goldman Halter Engineered Products Group, Inc., Utility Steel Fabrication, Inc., Fritz Culver, Inc., AmClyde Engineered Products Company, Inc., AmCane Company, Maritime Holdings, Inc., TDI-Orange, L.L.C., TDI-Halter, L.L.C., FGOT, TDI-Orange, Limited Partnership, Bludworth Bond Holding, Inc., Bludworth Bond Limited Partnership, Bludworth Bond L.L.C., Gretna Machine & Iron Works L.L.C., Halter Gulf Repair, Inc., Equitable Shipyards L.L.C., Halter Marine Panama City, Inc., Halter Yachts, Inc., Amcane International, Inc., and Sabre Personnel Associates, Inc.

         1.31 Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to Sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

         1.32 Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

         1.33 Disputed means the portion (including, when appropriate, the whole) of any Claim as to which: (a) a proof of Claim has been or been deemed timely and properly filed under applicable law or by a Final Order; (b) an objection, motion to estimate, or complaint to determine the validity, priority or extent of any Lien asserted by the claimant with respect to the Claim has been timely filed; and (c) such objection, motion or complaint has not been withdrawn or granted, denied or otherwise determined by Final Order. Before the time that such an objection, motion or complaint has been filed, a Claim shall be considered Disputed (w) to the extent, if any, that the amount of the Claim specified in a proof of Claim exceeds the amount of any corresponding Claim scheduled by the Debtors in their Schedules; (x) in its entirety, if any corresponding Claim scheduled by the Debtors has been scheduled as disputed, contingent or unliquidated in the Schedules; (y) in its entirety, if any corresponding Claim scheduled by the Debtors in their Schedules places the Claim in a separate classification from that asserted in a proof of Claim, or (z) in its entirety, if no corresponding Claim has been scheduled by the Debtors in their Schedules. In addition, "Disputed" means, with respect to any Claim scheduled by the Debtors but not scheduled as disputed, contingent or unliquidated, and as to which no corresponding proof of Claim was filed, the portion (including, when appropriate, the whole) of the Claim as to which the Liquidating Trustee has made (or has assumed the pursuit of) an objection in accordance with the Plan.

         1.34 Disputed Charges Escrow Account means that certain deposit escrow account (into which the Debtors shall deposit an additional $1,000,000.00 on the Effective Date), maintained by the Debtors for the benefit of the Lenders for the ultimate satisfaction of post-Petition Date and certain disputed charges claimed by the Lenders.

         1.35 Disputed Claim Amount means the higher of the amount set forth in the proof of Claim or listed on the Schedules relating to a Disputed Claim; or, if an amount is estimated in respect of a Disputed Claim, the amount so estimated pursuant to Final Order.

         1.36 Distribution Date means each date upon which the Liquidating Trustee makes a Cash distribution to holders of Allowed Claims.

         1.37 Distribution Record Date means the day that is the Confirmation Date.

         1.38 Effective Date means a date chosen by the Proponents subsequent to the day on which the conditions specified in Section 11.1 of the Plan have been satisfied or waived, and which shall be identified by the Proponents or the Liquidating Trustee in a notice filed with the Bankruptcy Court.

         1.39 Equity Interest means any share of common stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest, provided, however, that the 4-1/2% Notes shall not constitute an Equity Interest.

         1.40 Estates means the Debtors' Chapter 11 bankruptcy estates.

         1.41 4-1/2% Notes means the $185,000,000 4-1/2% Convertible
Subordinated Notes due 2004, pursuant to that certain Indenture dated as of September 15, 1997, as supplemented from time to time, including that certain First Supplemental Indenture dated November 2, 1999.

         1.42 4-1/2% Notes Claim means a Claim against the Debtors arising under or pursuant to the 4-1/2% Notes.

         1.43 4-1/2% Notes Indenture means the Indenture dated as of September 15, 1997, between Halter Marine Group, Inc. and U.S. Trust Company of Texas, N.A., with respect to $185,000,000 in 4-1/2% Convertible Subordinated Notes due 2004, as amended and or supplemented.

         1.44 4-1/2% Notes Indenture Trustee means The Bank of New York Trust Company of Florida, N.A. as successor in interest to U.S. Trust Company of Texas, N.A., as Indenture Trustee under the 4-1/2% Notes Indenture, and any successors thereto.

         1.45 FFIC means Fireman's Fund Insurance Company, and its successors and assigns.

         1.46 FFIC Settlement Agreement means that certain settlement agreement by and between the Debtors, the Creditors' Committee and FFIC, a true and correct copy of which is attached to this Plan as Exhibit 3 and incorporated in this Plan for all purposes.

         1.47 FGH means Friede Goldman Halter, Inc., a Mississippi corporation, and all predecessors thereof.

         1.48 FGO means Friede Goldman Offshore, Inc., a Mississippi corporation, and all predecessors thereof.

         1.49 FGOT means Friede Goldman Offshore Texas, Limited Partnership, a Louisiana partnership in commendam, and any predecessors thereof.

         1.50 Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or hearing shall then be pending; and if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be but has not then been filed with respect to such order, shall not cause such order not to be a Final Order.

         1.51 Foothill means Foothill Capital Corporation, a California corporation, and its successors and assigns.

         1.52 Foothill Loan Agreement means the Amended and Restated Loan and Security Agreement, dated as of October 24, 2000, by and among Friede Goldman Halter, Inc. and each of its subsidiaries that are signatory thereto, as borrowers, the lenders that are signatory thereto, as the Lenders, and Foothill Capital Corporation, as the Arranger and Administrative Agent, and related documents, and any amendments thereto.

         1.53 General Unsecured Claim means any Unsecured Claim other than a Convenience Claim, a 4-1/2% Notes Claim or an Intercompany Claim.

         1.54 Global Project means the vessel construction project arising from that certain Contract dated June 28, 2000, by and between Halter Marine, Inc.
(NV) and Global Explorer, LLC.

         1.55 Initial Liquidating Trustee means Oakridge Consulting, Inc. and Ocean Ridge Capital Advisors, L.L.C.

         1.56 Insured Claim means any Claim arising from an incident or occurrence to the extent that the liability and the amount of such Claim, if any, and such incident or occurrence is covered by an insurance policy.

         1.57 Intercompany Claim means any Claim asserted against any of the Debtors by any other Debtor or any of the Debtors' direct or indirect subsidiaries.

         1.58 LDEQ means the Louisiana Department of Environmental Quality, and its successors and assigns.

         1.59 LDEQ Settlement Agreement means that certain settlement agreement by and between the Debtors, the Creditors' Committee, Halter-Calcasieu, L.L.C., Marine Cleaning L.L.C. and the LDEQ, a true and correct copy of which is attached to this Plan as Exhibit 7 and incorporated in this Plan for all purposes.

         1.60 Lenders means singularly and collectively, any person that is determined to be a "lender" under the Foothill Loan Agreement, including, without limitation, Agent, and Foothill and Ableco Finance LLC, as lenders, and their respective successors and assigns.

         1.61 Lenders Claim means any Claims of Lenders (or any other person) arising from or related to the Foothill Loan Agreement, the Cash Collateral Order or any related documents.

         1.62 Lenders Postpetition Claim means any Claim of the Lenders for the post-Petition Date amounts, including fees, costs, other changes and default rate interest.

         1.63 Lenders Secured Claim means any Lenders Claim to the extent such Claim is a Secured Claim.

         1.64 Liberty Mutual means, collectively, Liberty Mutual Insurance Company (and certain of its affilites), as specifically defined in the Liberty Mutual Settlement Agreement, and their successors and assigns.

         1.65 Liberty Mutual Settlement Agreement means that certain settlement agreement by and between the Debtors, the Creditors' Committee and Liberty Mutual, a true and correct copy of which is attached to this Plan as Exhibit 4 and incorporated in this Plan for all purposes.

         1.66 Lien has the meaning set forth in Section 101 of the Bankruptcy Code.

         1.67 Liquidating Trust means the trust created pursuant to the laws of the state of Delaware in accordance with Section 6.1 of this Plan.

         1.68 Liquidating Trustee means the Initial Liquidating Trustee, and any successor thereto appointed pursuant to this Plan.

         1.69 Miscellaneous Secured Claims means any Secured Claim other than a Travelers Secured Claim or a Lenders Secured Claim, regardless of the form of Collateral or Lien or Security Interest securing payment of such Miscellaneous Secured Claim.

         1.70 Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under Section 507(a) of the Bankruptcy Code.

         1.71 Petition Date means the date on which a Debtor filed its voluntary Chapter 11 petition, and specifically means (i) April 16, 2001 with respect to Friede Goldman Delaware, Inc., (ii) April 19, 2001 with respect to FGH, (iii) June 1, 2001 with respect to AmCane International, Inc. and Sabre Personnel Associates, Inc., and (iv) April 20, 2001 with respect to each of the other Debtors.

         1.72 PHTL means Pasha Hawaii Transport Lines, LLC., and its successors and assigns.

         1.73 PHTL Project means the certain construction project undertaken by Halter Marine, Inc. (NV) for the construction of a car carrier vessel for PHTL.

         1.74 Plan means this Chapter 11 joint plan, including, without limitation, all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

         1.75 Priority Tax Claim means any Claim of a governmental unit of the kind specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code, including any such Claim that is a Secured Claim.

         1.76 Professional Compensation and Reimbursement Claims means any Claim of any person for compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under Sections 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), 506 or any other section of the
Bankruptcy Code.

         1.77 Proponents means the Creditors' Committee and the Debtors.

         1.78 Pro Rata means a proportionate sharing, so that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class to the amount of all Allowed Claims in such Class.

         1.79 Reserve shall have the meaning set forth in Section 6.6(c) of the Plan.

         1.80 Schedules means the schedules of assets and liabilities, the list of holders of Equity Interests, and the statements of financial affairs filed by the Debtors under Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

         1.81 Secured Claim means any Claim, to the extent reflected in the Schedules or a proof of Claim as being secured by a Lien or Security Interest (whether consensual or otherwise), to the extent it is secured by a valid, unavoidable Lien or Security Interest in Collateral, to the extent of the value of the Estates' interest in such Collateral, as determined in accordance with
Section 506(a) of the Bankruptcy Code and taking into account any other Secured Claims with respect to such Collateral not inferior in priority to such Secured Claim, or, in the event that such Claim is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of such setoff.

         1.82 Secured Tax Claim means any Secured Claim which, absent its secured status, would be entitled to priority in right of payment under Section 507(a)(8) of the Bankruptcy Code.

         1.83 Security Interest has the meaning set forth in Section 101 of the Bankruptcy Code.

         1.84 Travelers means Travelers Casualty and Surety Company of America, and its successors and assigns.

         1.85 Travelers Bonds means any payment and/or performance surety bonds or other obligations undertaken by Travelers in connection with the PHTL Project or the Global Project.

         1.86 Travelers Claim means any Claims of Travelers (or any other party) arising from or related to the Travelers Obligation Documents.

         1.87 Travelers Collateral means any property or interest in property of the estates of the Debtors subject to a Lien or Security Interest in favor of Travelers to secure the payment or performance of the Travelers Claim, which Lien or Security Interest is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or application non-bankruptcy law.

         1.88 Travelers Deficiency Claim means any Travelers Claim to the extent such Claim is not a Secured Claim.

         1.89 Travelers EFSUA means the Equipment, Facilities and Shipyard Utilization Agreement dated as of October 24, 2000, between certain of the Debtors, Travelers and Foothill, and any amendments thereto.

         1.90 Travelers Indemnity means the General Agreement of Indemnity, entered into by FGH, Friede Goldman Halter Engineered Products Groups, Inc., FGO, FGOT, Halter Marine, Inc. (NV), Halter Marine, Inc. (LA), AmClyde Engineered Products Company, Inc. and Brissonneau & Lotz USA, Inc., as Indemnitors, and Travelers, dated as of September 18, 2000, as amended and supplemented.

         1.91 Travelers Obligation Documents means the Travelers Indemnity, the Travelers Bonds, the Travelers Security Agreement, the Travelers EFSUA, any related documents, and any amendments thereto.

         1.92 Travelers/PHTL Settlement Agreement means that certain settlement agreement by and between the Debtors, the Creditor's Committee, Travelers and PHTL, a true and correct copy of which is attached to this Plan as Exhibit 5 and incorporated in this Plan for all purposes.

         1.93 Travelers Secured Claim means any Travelers Claim to the extent such Claim is a Secured Claim.

         1.94 Travelers Security Agreement means the Security Agreement, dated as of October 24, 2000, by and among AmClyde Engineered Products Company, Inc., Brissonneau & Lotz

USA, Inc., FGH, FGO, FGOT, Halter Marine, Inc. (NV) and Halter Marine, Inc.
(LA), as grantors, and Travelers, as surety, as amended and supplemented.

         1.95 Trust Assets means all assets and property of any kind or nature of the Debtors and the Debtors' Estates as of the Effective Date, which together with all proceeds thereof, including dividends and interest thereon, and including, without limitation, any and all causes of action and any and all of the Debtors' rights, title and interest in or to any and all proceeds of any policy or policies of insurance (of any kind or nature) of the Debtors, but shall not include (i) any Travelers Collateral that is abandoned to Travelers pursuant to Section 4.3(b) of this Plan, (ii) any assets transferred to Liberty Mutual to the extent provided for in the Liberty Mutual Settlement Agreement,
(iii) the Disputed Charges Escrow Account; provided, however, that the Estates' reversionary rights to and interests in the Disputed Charges Escrow Account shall constitute a Trust Asset, (iv) the rights transferred to GlobalSantaFe Drilling Company and related entities pursuant to the provisions of that certain Partial Settlement Agreement and Stipulation dated April 26, 2002 by and between certain of the Debtors and GlobalSantaFe Drilling Company, among others as approved by Order of the Bankruptcy Court on October 8, 2002 (the "GlobalSantaFe Settlement Order") and (v) the Zurich Escrow Account; provided, however, that the Estates' reversionary rights to and interests in the Zurich Escrow Account shall constitute a Trust Asset.

         1.96 Trust Committee means the committee of representatives of Class 6 and Class 7 Claim holders formed pursuant to Section 6.3(a) of this Plan.

         1.97 Trust Committee Chairman means Michael Buchanan.

         1.98 Trust Notice Group means the group of creditors of Classes 6 and 7 Claim holders formed pursuant to Section 6.9(a) of this Plan.

         1.99 Unsecured Claim means any Claim that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim or Other Priority Claim.

         1.100 Voting Record Date means July 21, 2003.

         1.101 Zurich means Zurich American Insurance Company, and its successors and assigns.

         1.102 Zurich Escrow Account means that account established in accordance with Section 2.1 of the Plan.

         1.103 Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

         1.104 Further Terms. Further terms may be defined in the body of this Plan, and such definitions shall apply throughout this Plan.


                                   ARTICLE II

                           TREATMENT OF ADMINISTRATIVE
                   EXPENSE CLAIMS AND PRIORITY TAX CLAIMS AND
                          ADMINISTRATIVE CLAIM BAR DATE

         2.1 Administrative Expense Claims. Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim has received payment on account of such Claim prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Administrative Expense Claim (other than Professional Compensation and Reimbursement Claims, treatment of which shall be governed by Section 2.2 of this Plan) shall receive, in full and final satisfaction of such Allowed Administrative Expense Claim, Cash paid by the Liquidating Trustee from the Liquidating Trust in an amount equal to such Allowed Administrative Expense Claim within ten (10) days of the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim. In addition to the foregoing, on the Effective Date the Liquidating Trust shall establish the Zurich Escrow Account in the amount of $2,801,000.00 pending resolution of the Disputed Zurich Administrative Expense Claim, and upon such resolution, the Zurich Escrow Account shall be distributed as ordered by the Bankruptcy Court.

         2.2 Professional Compensation and Reimbursement Claims. All persons seeking an award by the Bankruptcy Court of an Allowed Professional Compensation and Reimbursement Claim for compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by the date that is 90 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court, and (b) if granted such an award by the Bankruptcy Court, any previously unpaid amounts shall be paid in full in Cash by the Liquidating Trustee from the Liquidating Trust in such amounts as are Allowed by the Bankruptcy Court within ten (10) days of the date such Professional Compensation and Reimbursement Claim becomes an Allowed Professional Compensation and Reimbursement Claim.

         2.3 Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has received payment on account of such Claim prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction of such Allowed Priority Tax Claim, Cash paid by the Liquidating Trustee from the Liquidating Trust in an amount equal to such Allowed Priority Tax Claim within ten (10) days of the later of (i) the Effective Date, (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim and (iii) the last day the taxes comprising such Allowed Priority Tax Claim may be paid under applicable law without incurring penalties or interest. An Allowed Priority

Tax Claim shall bear interest from the Effective Date through the date of payment of such Allowed Priority Tax Claim at an annual interest rate equal to the prime rate published in the Wall Street Journal on the Effective Date plus 1.5%.

         2.4 Administrative Expense Claim Bar Date. Except with respect to Professional Compensation and Reimbursement Claims as set forth in Section 2.2 of this Plan and any Administrative Expense Claim of the United States of America for the Internal Revenue Service, any requests for payment or allowance of an Administrative Expense Claim must be filed with the Bankruptcy Court and served on the Proponents on or before the Administrative Expense Claim Bar Date. Holders of Administrative Expense Claims that are required to file and serve a request for payment or allowance of such Claim and that do not file and serve a request by the Administrative Expense Claim Bar Date shall be forever barred from asserting such Claim against the Liquidating Trust or its property.


                                  ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                  Claims, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

Class                                                                 Status
-----                                                                 ------
Class 1 -- Other Priority Claims..................................Unimpaired

Class 2 -- Lenders Secured Claims...................................Impaired

Class 3 -- Travelers Secured Claim..................................Impaired

Class 4 -- Miscellaneous Secured Claims.............................Impaired

Class 5 --  Convenience Claims......................................Impaired

Class 6 -- General Unsecured Claims.................................Impaired

Class 7 -- 4-1/2% Notes Claims......................................Impaired

Class 8 -- Intercompany Claims......................................Impaired

Class 9 -- Equity Interests.........................................Impaired

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

         4.1 CLASS 1 -- OTHER PRIORITY CLAIMS.

         (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Treatment and Distributions. Except to the extent that a holder of an Allowed Other Priority Claim has received payment on account of such Claim prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Allowed Other Priority Claim, Cash paid by the Liquidating Trustee from the Liquidating Trust in an amount equal to such Allowed Other Priority Claim within ten (10) days of the later of the Effective Date and the date such Other Priority Claim becomes an Allowed Other Priority Claim.

         4.2 CLASS 2 -- LENDERS SECURED CLAIMS.

         (a) Impairment and Voting. Class 2 is impaired by the Plan. Each holder of an Allowed Lenders Secured Claim in Class 2 is entitled to vote to accept or reject the Plan.

         (b) Treatment and Distributions. Except to the extent that a holder of an Allowed Lenders Secured Claim has received payment on account of such Claim prior to the Effective Date or agrees to a different treatment, in full satisfaction of any Allowed Lenders Secured Claim (including any Allowed Lenders Postpetition Claim) each holder of an Allowed Lenders Secured Claim shall receive, by and through the Agent, Cash paid by the Debtors or the Liquidating Trustee from the Disputed Charges Escrow Account in an amount equal to such Allowed Lenders Secured Claim within ten (10) days of the later of the Effective Date and the date such Lenders Secured Claim becomes an Allowed Lenders Secured Claim. To the extent the amount of any unpaid Allowed Lenders Secured Claim exceeds the funds held in the Disputed Charges Escrow Account, then the Liquidating Trustee shall pay Cash from the Liquidating Trust to the holders of the Allowed Lenders Secured Claim, by and through the Agent, in an amount equal to the amount by which the unpaid Allowed Lenders Secured Claim exceeds the funds held in the Disputed Charges Escrow Account.

         (c) Disputed Charges Escrow Account. Pending the full and final satisfaction of any Allowed Lenders Postpetition Claim, the Disputed Charges Escrow Account shall exist solely for the benefit of the Lenders, and no other party shall have any rights to, or interests in, the proceeds of the Disputed Charges Escrow Account except for the reversionary rights of the Debtors and the Estates (and the Liquidating Trust on their behalf as the successor to the Trust Assets) to the extent that the unpaid Allowed Lenders Postpetition Claim is less than the proceeds held in the Disputed Charges Escrow Account. The Lenders shall be entitled to collect and receive the proceeds from the Disputed Charges Escrow Account in the amount of the Allowed Lenders Postpetition Claim as and when same is allowed without further order of the Bankruptcy Court. After that time, any funds remaining in the Disputed Charges Escrow

Account shall revert to the Debtors and their Estates (if prior to the Effective
Date) or to the Liquidating Trust (if on or after the Effective Date), and thereafter such Cash shall be deemed to be a Trust Asset, without further order of the Bankruptcy Court or any other court.

         4.3 CLASS 3 -- TRAVELERS SECURED CLAIM.

         (a) Impairment and Voting. Class 3 is impaired by the Plan. Each holder of an Allowed Travelers Secured Claim in Class 3 is entitled to vote to accept or reject the Plan.

         (b) Treatment and Distributions. In full satisfaction of any Allowed Travelers Secured Claim, on or prior to the Effective Date, the Debtors shall abandon and tender all right, title and interest in the Travelers Collateral to the holder of the Allowed Travelers Secured Claim in full and final satisfaction of any Allowed Travelers Secured Claim. The holder of the Allowed Travelers Secured Claim will be under no obligation to take title to all, or any portion of, the abandoned Travelers Collateral. At the Confirmation Hearing, the Proponents may seek a determination from the Bankruptcy Court under Section 506 of the Bankruptcy Code as to the value of the Travelers Collateral, and thus the amount of the Allowed Travelers Secured Claim. To the extent necessary, this Plan constitutes a motion pursuant to Section 506 of the Bankruptcy Code for such a ruling. Any Allowed Travelers Deficiency Claim shall be treated as a General Unsecured Claim in Class 6.

         (c) Reservation of Rights. Notwithstanding anything to the contrary set forth in the Plan, the Proponents reserve any and all of their rights under
Section 506(c) against Travelers, any assignee of Travelers or the Travelers Collateral.

         4.4 CLASS 4 -- MISCELLANEOUS SECURED CLAIMS.

         (a) Impairment and Voting. Class 4 is impaired by the Plan. Each holder of an Allowed Miscellaneous Secured Claim is entitled to vote to accept or reject the Plan.

         (b) Treatment and Distributions. Except to the extent that a holder of an Allowed Miscellaneous Secured Claim has received payment on account of such Claim prior to the Effective Date, or agrees to a different treatment, to the extent that a Claim is Allowed as an Allowed Miscellaneous Secured Claim, such Allowed Miscellaneous Secured Claim shall at the Liquidating Trustee's option, in full and final satisfaction thereof, be (i) paid in full, in Cash by the Liquidating Trustee from the Liquidating Trust, within ten (10) days of the later of the Effective Date and the date such Miscellaneous Secured Claim becomes an Allowed Miscellaneous Secured Claim, or (ii) paid by the Liquidating Trust over two (2) years commencing one month after the Effective Date and continuing monthly thereafter in equal monthly installments of principal with interest at a fixed rate of 7% per annum in an aggregate amount equal to such Allowed Miscellaneous Secured Claim, or (iii) satisfied in full by the tender of all Collateral securing such Allowed Miscellaneous Secured Claim. Any Collateral held by a holder of an Allowed Miscellaneous Secured Claim shall remain Collateral until such Claim is paid in full. The amount of any such Miscellaneous Secured Claim shall be determined as follows: the Debtors (or the Liquidating Trustee if after the Effective Date) shall file a motion under
Section 506 of the Bankruptcy Code as to any Miscellaneous Secured Claim for which the Debtors seek a determination of secured status based on the value of the Collateral. Such determination may also be made by agreed Final Order of the Bankruptcy Court after notice and hearing. Unless specified otherwise, any such determination will be without prejudice to the Proponents' rights to (i) object to the Claim itself, or (ii) challenge the Security Interest or Lien given for the Claim as an avoidable transfer. Any determination under Section 506 of the Bankruptcy Code will set an upper limit on the Allowed amount of the Miscellaneous Secured Claim. Any portion of an alleged Miscellaneous Secured Claim in excess of this amount will be treated as a General Unsecured Claim to the extent such Claim is Allowed. Miscellaneous Secured Claims may include claims of lessors, operators, and vendors to the extent such entities' Claims are Secured Claims.

NOTE CONCERNING SUBCLASSIFICATION OF ALLOWED MISCELLANEOUS SECURED CLAIMS: To the extent necessary to satisfy the requirements of Section 1122 of the Bankruptcy Code, each Allowed Miscellaneous Secured Claim identified as a Class 4 Claim shall be treated in its own individual Class, but with the same treatment specified for all Class 4 Claims.

         4.5 CLASS 5 - CONVENIENCE CLAIMS.

         (a) Impairment and Voting. Class 5 is impaired by the Plan. Each holder of an Allowed Convenience Claim is entitled to vote to accept or reject the Plan.

         (b) Treatment and Distributions. Except to the extent that a holder of an Allowed Convenience Claim has received payment on account of such Claim prior to the Effective Date, each holder of an Allowed Convenience Claim shall receive, in full and final satisfaction of such Allowed Convenience Claim, Cash paid by the Liquidating Trustee from the Liquidating Trust in an amount equal to 15% of such Allowed Convenience Claim within ten (10) days of the later of the Effective Date and the date such Convenience Claim becomes an Allowed Convenience Claim; provided, however, that such Cash from the Liquidating Trust shall only be distributed in compliance with Section 6.6 of this Plan.

         4.6 CLASS 6 -- GENERAL UNSECURED CLAIMS.

         (a) Impairment and Voting. Class 6 is impaired by the Plan. Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

         (b) Treatment and Distributions. On the Effective Date, each holder of an Allowed General Unsecured Claim as of the Distribution Record Date shall, in full and final satisfaction of such Allowed General Unsecured Claim, receive and be deemed to hold a Pro Rata share, collectively with all holders of Allowed Class 6 Claims and Allowed Class 7 Claims, of the beneficial interest of the Liquidating Trust, and shall be entitled to receive Cash distributions on account of such beneficial interests in accordance with Section 6.6 of this Plan. There shall be no physical indicia of beneficial ownership in the Liquidating Trust.

         4.7 CLASS 7 -- 4-1/2% NOTES CLAIMS.

         (a) Impairment and Voting. Class 7 is impaired by the Plan. Each holder of an Allowed 4-1/2% Notes Claim is entitled to vote to accept or reject the Plan.

         (b) Treatment.

                  (i) On the Effective Date, each holder of an Allowed 4-1/2% Notes Claim as of the Distribution Record Date shall be deemed to be Allowed and in full and final satisfaction of such Allowed 4-1/2% Notes Claim, receive and be deemed to hold a Pro Rata share, collectively with all holders of Allowed Class 6 Claims and Allowed Class 7 Claims, of the beneficial interest of the Liquidating Trust, and shall be entitled to receive Cash distributions on account of such beneficial interests in accordance with Sections 4.7(c) and 6.6 of this Plan. There shall be no physical indicia of beneficial ownership in the Liquidating Trust.

                  (ii) On the Effective Date, an initial distribution will be made to the 4-1/2% Notes Indenture Trustee in a sum equal to the then outstanding fees and costs, including attorneys' fees, then due the 4-1/2% Notes Indenture Trustee under the 4-1/2% Notes Indenture as partial payment on account of the holders of Allowed 4-1/2% Notes Claims.

         (c) Distributions. Notwithstanding any other provision of the Plan, all distributions to be made on account of Allowed 4-1/2% Notes Claims to any registered holders of 4-1/2% Notes ("Registered Holders") under this Plan shall be made to the 4-1/2% Notes Indenture Trustee on behalf of the beneficial holders of the 4-1/2% Notes in accordance with the terms of this Plan. The 4-1/2% Notes Indenture Trustee shall distribute all Cash attributable to Allowed Class 7 Claims to the Registered Holders, subject to any rights or claims of the 4-1/2% Notes Indenture Trustee under the 4-1/2% Notes Indenture or this Plan. On receipt of any distributions on account of the 4-1/2% Notes, the Registered Holders shall distribute such amounts to the beneficial holders in accordance with their customary practice and consistent with the 4-1/2% Notes Indenture. Consistent with the 4-1/2% Notes Indenture, there is no need for the 4-1/2% Notes Indenture Trustee to file an application seeking allowance of its fees and expenses in order to collect same from the distributions due the Registered Holders. All distributions made to the Registered Holders by the 4-1/2% Notes Indenture Trustee pursuant to this Plan shall be deemed to be distributions made for the benefit of the beneficial holders of the 4-1/2% Notes. In accordance with the 4-1/2% Notes Indenture, the 4-1/2% Notes Indenture Trustee may establish reasonable and customary rules and procedures in connection with its duties under this Plan. Notwithstanding the foregoing, a Registered Holder (or the beneficial holders claiming through such Registered Holder) shall not be entitled to any distribution hereunder unless and until the Registered Holder has surrendered its interest in the 4-1/2% Notes to the 4-1/2% Notes Indenture Trustee in accordance with the 4-1/2% Notes Indenture Trustee's customary procedures and the requirements of this Plan. Promptly after such surrender, the 4-1/2% Notes Indenture Trustee shall distribute to the Registered Holder its portion of any distribution. If a Registered Holder fails to transfer all of its interest in the 4-1/2% Notes to the 4-1/2% Notes Indenture Trustee as provided herein within one (1) year from and after the Distribution Record Date, the portion of the interests in the 4-1/2% Notes which was not transferred shall be deemed cancelled, null and void, and all rights and claims arising thereunder shall be forfeited and shall not participate in any distribution under this Plan. Upon expiration of such (1) year period, all distributions that otherwise would have been made on account of any cancelled and forfeited interest in the 4-1/2% Notes shall be distributed pro rata to other Registered Holders.

         (d) Record Date for 4-1/2% Notes. Consistent with the 4-1/2% Notes Indenture, as of the Distribution Record Date, the Note Register (as defined in the 4-1/2% Notes Indenture) maintained by the 4-1/2% Notes Indenture Trustee for the 4-1/2% Notes shall be closed and there shall be no further changes in the Note Register maintained by the 4-1/2% Notes Indenture Trustee for the 4-1/2% Notes. The 4-1/2% Notes Indenture Trustee (and any Registered Holder, as to its beneficial holders) shall have no obligation to recognize any transfer of the 4-1/2% Notes (or interests therein) occurring after the Distribution Record Date. The 4-1/2% Notes Indenture Trustee shall be entitled to recognize and deal for all purposes hereunder with only the Registered Holders, whose name appears in the Note Register maintained by the 4-1/2% Notes Indenture Trustee for the 4-1/2% Notes as of the Distribution Record Date.

         (e) Discharge of 4-1/2% Notes Indenture and Cancellation of 4-1/2% Notes. As of the Effective Date, the 4-1/2% Notes Indenture shall be discharged and deemed null and void and of no further force and effect. Such discharge shall not, however, impair the rights of the Registered Holders (or the beneficial holders through the Registered Holders) to receive distributions under this Plan, or the rights and duties under the 4-1/2% Notes Indenture as between the 4-1/2% Notes Indenture Trustee and the beneficiaries of the trust created thereby, including without limitation, the rights of the 4-1/2% Notes Indenture Trustee to enforce its lien pursuant to the 4-1/2% Notes Indenture. As of the Effective Date, the 4-1/2% Notes and the rights of the Registered Holders shall be cancelled and shall be null and void, and the Registered Holders shall have no rights, and such instruments shall evidence no rights, except the right to receive the distributions provided under the Plan. All cancelled 4-1/2% Notes held by the 4-1/2% Notes Indenture Trustee shall be disposed of in accordance with its customary procedures and the 4-1/2% Notes Indenture unless the 4-1/2% Notes Indenture Trustee returns the cancelled 4-1/2% Notes to the Debtors, by and through the Liquidating Trustee.

         (f) Treatment of 4-1/2% Notes Indenture Trustee. To the extent permitted by the 4-1/2% Notes Indenture, or otherwise, the 4-1/2% Notes Indenture Trustee shall be entitled to apply such portion of any distributions paid to it on account of Allowed 4-1/2% Notes Claims as is necessary to satisfy all sums due it, including (i) the fees and expenses of the 4-1/2% Notes Indenture Trustee under the 4-1/2% Notes Indenture, including any such fees and expenses incurred by the 4-1/2% Notes Indenture Trustee in performance of its duties under this Plan; (ii) the legal fees and expenses of the 4-1/2% Notes Indenture Trustee incurred in connection with the Chapter 11 Cases; and (iii) unpaid expenses of The Bank of New York Trust Company of Florida, N.A. ("BNY"), as successor-in-interest to U.S. Trust Company of Texas, N.A. ("U.S. Trust") related to its role as 4-1/2% Notes Indenture Trustee (collectively, the "Indenture Trustee Claim"). Reference to the Indenture Trustee Claim shall include all such fees and expenses incurred by U.S. Trust prior to its acquisition by BNY. The 4-1/2% Notes Indenture Trustee shall have a lien on all distributions on account of Allowed 4-1/2% Note Claims until its claim is paid in full. Notwithstanding any other provision thereof, no liens of the 4-1/2% Notes Indenture Trustee arising pursuant to the 4-1/2% Notes Indenture shall be released or discharged until such time as the Indenture Trustee Claim has been paid in full. Once the 4-1/2% Notes Indenture Trustee has completed performance of all of its duties set forth in this Plan or in connection with any distributions to be made under this Plan on account of Allowed 4-1/2% Note Claims, if any, the 4-1/2% Notes Indenture Trustee, and its successors and assigns, shall be relieved of all obligations and duties as 4-1/2% Notes Indenture Trustee effective as of the Effective Date.

         4.8 CLASS 8 -- INTERCOMPANY CLAIMS.

         (a) Impairment and Voting. Class 8 is impaired by the Plan and deemed to reject the Plan and, therefore, is not entitled to vote to accept or reject the Plan.

         (b) Treatment and Distributions. There shall be no distributions made on account of Intercompany Claims, and all Intercompany Claims shall be extinguished and released on the Effective Date. Notwithstanding the foregoing, however, neither this Section 4.8 nor any other provision of this Plan shall extinguish or release any right, claim or Cause of Action of any Debtor (or its predecessor-in-interest or successor-in-interest) arising prior to the Petition Date against the past or present employees, officers, directors, agents, representatives, service providers, accountants, attorneys, investment bankers, and all other persons acting on behalf of any Debtor.

         CLASS 9 -- EQUITY INTERESTS.

         (c) Impairment and Voting. Class 9 is impaired by the Plan and deemed to reject the Plan and, therefore, is not entitled to vote to accept or reject the Plan.

         (d) Cancellation of Common Stock and Related Securities. All shares of common stock and any other securities giving rise to or resulting from ownership of Equity Interests in any of the Debtors, and any and all rights related to or arising from such common stock or other securities existing prior to the Effective Date, shall be canceled and extinguished on the Effective Date.


                                   ARTICLE V

                            SUBSTANTIVE CONSOLIDATION

         5.1 Motion For Substantive Consolidation. This Plan constitutes a motion by the Proponents pursuant to Section 105(a) of the Bankruptcy Code for the substantive consolidation of the Debtors that are Proponents of, and to which applies, this Plan. This Motion specifically excludes Halter-Calcasieu, L.L.C. and Marine Cleaning L.L.C.

         5.2 Effect of Substantive Consolidation. Pursuant to the Confirmation Order, the Bankruptcy Court shall approve the substantive consolidation of the Debtors for all purposes; provided, however, that this consolidation shall not result in, or cause, the imposition of Liens upon assets unless specifically provided in this Plan. Pursuant to such Confirmation Order: (i) all assets and liabilities of the Debtors will be deemed merged, (ii) all guarantees by one of the Debtors of the obligations of any of the other Debtors will be deemed eliminated so that any Claim against any of the Debtors and any guaranty thereof executed by any other of the Debtors and any joint or several liability of any of the Debtors will be deemed to be one obligation of the Debtors, and (iii) each and every Claim filed or to be filed in the Chapter 11 Cases of any of the Debtors will be deemed filed against the Debtors and will be deemed one Claim against, and a single obligation of, the Debtors. No attempt shall be made by the Proponents to differentiate, separate or segregate the assets and liabilities of any of the Debtors. Notwithstanding the foregoing, however, neither this Section 5.2 nor any other provision of this Plan shall extinguish or release any right, claim or Cause of Action of any Debtor (or its predecessor-in-interest or successor-in-interest) arising prior to the Petition Date against, among others, the past or present employees, officers, directors, agents, representatives, service providers, accountants, attorneys, investment bankers, and all other persons acting on behalf of the Debtor. Notwithstanding anything to the contrary contained in the Plan, the substantive consolidation provided for in the Plan is not intended to alter, modify or affect, nor shall it have the effect of altering, modifying or affecting, the rights, claims, elements of claims or defenses of any party to a Cause of Action or any avoidance action or proceeding brought pursuant to Chapter 5 of the Bankruptcy Code, including, but not limited to, the potential effect of the substantive consolidation provisions of the Plan upon such rights, claims, elements of claims, or defenses or the substitution of the Liquidating Trustee as the Plaintiff or real party in interest in any such actions or proceedings. Moreover, the substantive consolidation provided for in the Plan shall not be used in any way or manner to calculate damages related to any Causes of Action or claims commenced or asserted by the Debtors or on behalf of their Estates against any third-party including, without limitation, under any applicable provision of the Bankruptcy Code or any applicable non-bankruptcy federal law or state law.


                                   ARTICLE VI

                              THE LIQUIDATING TRUST

         6.1 Creation of the Trust; Funding of Trust

         (a) Creation of the Liquidating Trust. On the Effective Date, and pursuant to this Plan and the Confirmation Order, a trust shall be hereby created under the laws of the state of Delaware for the purposes of (i) liquidating the assets of the Debtors and satisfying claims against the Debtors and (ii) if and to the extent required, to fund the winding down of the Chapter 11 Cases in accordance with Treasury Regulations Section 301.7701-4(d). For federal income tax purposes, it is intended that the Liquidating Trust will be treated as a liquidating trust, as defined in Treasury Regulation Section 301.7701-4(d), that comes into existence as of the Effective Date. The Liquidating Trust will not engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. On or before the conclusion of the Disclosure Statement hearing, the Proponents shall have designated the person to serve as the Initial Liquidating Trustee, subject to the Bankruptcy Court's approval at the Confirmation Hearing. The Liquidating Trustee shall receive any and all assets coming into or becoming a part of the Liquidating Trust and distribute at least annually to the beneficiaries the amount of net proceeds or net income of the Liquidating Trust in excess of amounts reasonably necessary to maintain the value of the Trust Assets or to meet claims and contingent liabilities consistent with the terms of this Plan. This Plan shall serve as the trust instrument and no other trust instrument shall be prepared or entered into. For all purposes of the Internal Revenue Code: (i) the beneficiaries of the Liquidating Trust will be treated as the grantors of the Liquidating Trust and deemed owners of the Trust Assets and will be taxed on their allocable shares of the Liquidating Trust's income and gain in each taxable year, whether or not they receive any distributions in such year; and (ii) all parties hereto or bound hereby shall treat the transfers in trust as if all the transferred assets including, without limitation, all the Trust Assets, had been first transferred to the beneficiaries of the Liquidating Trust and then transferred to the Liquidating Trust by such beneficiaries. The Liquidating Trustee must file federal income returns for the Liquidating Trust as a grantor trust pursuant to

Section 1.671-4(a) of the Federal Income Tax Regulations. For purposes of the Bankruptcy Code, however, the foregoing shall not be deemed to modify or otherwise affect other provisions of this Plan providing for: (i) the transfer to and vesting in the Liquidating Trust of all Trust Assets including, without limitation, all Causes of Action; and (ii) the retention and enforcement by the Liquidating Trustee, as a representative of the Debtors' Estates pursuant to Bankruptcy Code Section 1123(b)(3)(B), of all claims and interests constituting such Causes of Action or any other of the Trust Assets. The beneficiaries of the Liquidating Trust shall be the holders of Allowed Claims in Classes 6 and 7.

         (b) Funding of Res of Liquidating Trust. To fund the Liquidating Trust, by operation of the Confirmation Order, the Liquidating Trustee, as the duly appointed representative of the Debtors' Estates pursuant to Bankruptcy Code
Section 1123(b)(3)(B), shall be in possession of and have title to the Trust Assets as of the Effective Date, and all documents evidencing and relating to the ownership of such Trust Assets. The Liquidating Trust may not receive or retain Cash or Cash equivalents in excess of a reasonable amount to meet its operating costs, claims and contingent liabilities or to maintain the value of the Trust Assets during liquidation. All accounts receivable of a Debtor shall be deemed, as of the Effective Date, to have been transferred to and vested in the Liquidating Trust. The transfer and vesting of all Trust Assets to the Liquidating Trust shall be accomplished pursuant to this Plan and the Confirmation Order and shall be effective upon the Effective Date, without the need of further documentation or instruments of conveyance, other than the Plan and the Confirmation Order. Upon the Effective Date, such Trust Assets transferred to and vested in the Liquidating Trust shall be deemed to include among other things: (a) Causes of Action of the Debtors, including, but not limited to, all rights or causes of action in which a Debtor may own an interest against third parties for obligations existing on the Effective Date, unless expressly released herein, (b) all bank accounts containing cash in the possession of one or more of the Debtors, and (c) all other Trust Assets, without the need for any assignment, bill of sale, deed and/or release. The Liquidating Trustee may present such orders as may be necessary to require third-parties to accept and acknowledge such transfer to and vesting in the Liquidating Trust. Such orders may be presented without further notice other than as has been given in this Plan.

         (c) Name of Liquidating Trust. The Liquidating Trust shall be known as "The Consolidated FGH Liquidating Trust." The Liquidating Trust may do business under any name the Liquidating Trustee deems advisable which is appropriate.

         6.2 Means for Implementation of Liquidating Trust.

         (a) Vesting of Trust Assets

                  (i) On the Effective Date and pursuant to this Plan and the Confirmation Order, without the need of additional documentation, the Trust Assets, including, but not limited to any and all (x) Causes of Action and (y) rights, title and interest, if any, of the Debtors in or to any and all proceeds of any policy or policies of insurance (of any kind or nature) of the Debtors shall be deemed to have been transferred to and vested in the Liquidating Trust. Through such vesting, any and all claims and interests belonging to the Debtors or to their Estates with regard to such Trust Assets, including but not limited to all Causes of Action and to the proceeds of all policies of insurance, shall, pursuant to

         (i) Bankruptcy Code Section 1123(b)(3)(B), (ii) this Plan and (iii) the Confirmation Order, be retained and enforced by the Liquidating Trustee as the duly appointed representative of the Debtors' Estates.

                  (ii) Subject to the provisions of this Plan, the Liquidating Trustee may prosecute, settle or dismiss any and all such Causes of Action as the Liquidating Trustee sees fit and all proceeds therefrom shall be the property of the Liquidating Trust, except as expressly released within this Plan. The Debtors, their boards of directors, officers, managers, partners, attorneys and other professional advisors shall have no liability for pursuing or not pursuing any such Causes of Action vested in the Liquidating Trust pursuant to this Plan.

                  (iii) All Trust Assets shall be vested in the Liquidating Trust free and clear of all liens, claims and encumbrances, except as otherwise provided in this Plan. After the Effective Date, the Liquidating Trustee may present an order or orders to the Bankruptcy Court, suitable for filing in the real property records of every county where real property of a Debtor is located, which provides that such property (to the extent a Trust Asset) is, pursuant to this Plan and the Confirmation Order, transferred to and vested in the Liquidating Trust free and clear of all liens, claims and encumbrances. The order or orders may designate all liens, claims, and encumbrances which appear of record and/or from which the property is being transferred free and clear. The Plan shall be conclusively deemed to be adequate notice that such lien, claim, or encumbrance is being extinguished, and no notice, other than by the Plan, shall be given prior to the presentation of such order. Any party having a lien, claim, or encumbrance against property included among the Trust Assets shall be conclusively deemed to have consented to the transfer of such property to the Liquidating Trust free and clear of such lien, claim, or encumbrance by failing to object to confirmation of this Plan.

                  (iv) The Liquidating Trustee shall be and hereby is appointed the representative of each of the Debtors' Estates for purposes of prosecuting any and all rights, claims, or causes of action, including, but not limited to, actions arising pursuant to Chapter 5 of the Bankruptcy Code, whether known or unknown, asserted or unasserted, at law or equity, and whether arising pursuant to the Bankruptcy Code or other applicable law. Subject to the provisions of this Plan, the Liquidating Trustee may prosecute, settle or dismiss rights, claims, or causes of action as the Liquidating Trustee sees fit and all proceeds therefrom shall be the property of the Liquidating Trust, except as expressly released within this Plan. The Debtors, their boards of directors, officers, managers, partners, members, attorneys and other professional advisors shall have no liability for pursuing or not pursuing any such rights, claims, or causes of action vested in the Liquidating Trust pursuant to this Plan.

         (b) Corporate Authority. All actions and transactions contemplated under the Plan, including, but not limited to, the documents to be executed conveying the Trust Assets to the Liquidating Trust, if any, shall be authorized upon confirmation of the Plan without the need of further board, stockholder, partner, manager or member resolutions, approval, notice or meetings. The Confirmation Order shall include provisions dispensing with the need of further board, stockholder, partner, manager or member resolutions, approval, notice or meetings and authorizing and directing an appropriate representative of the Debtors to execute such documents necessary to effectuate the Plan, which documents shall be binding on the Debtors, the Debtors' Creditors and all of the Debtors' Equity Interest holders. Upon the Effective Date, and subject to the approval of the Trust Committee, the Liquidating Trustee, is vested with authority to take any action on behalf of any of the Debtors that would otherwise require the approval of the shareholders, partners, managers, members, board of directors, or officers of any of the Debtors.

         (c) Trust Authority to Prosecute Causes of Action. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, the Liquidating Trustee shall have, for the benefit of and on behalf of all beneficiaries of the Liquidating Trust, subject to the provisions of this Plan, the full power, authority and standing to prosecute, compromise or otherwise resolve any Cause of Action, and any other cause of action that constitutes a Trust Asset, with all proceeds therefrom to become property of the Liquidating Trust and distributed in accordance with this Plan. The Liquidating Trustee shall have the exclusive right to enforce any and all claims, Causes of Action and other causes of action against any person, and rights of the Debtor that arose before or after the Petition Date, including but not limited to the rights and powers of a trustee and/or debtor-in-possession against any person whatsoever, including, but not limited to all Avoidance Actions. The Liquidating Trust or Liquidating Trustee shall be substituted as a plaintiff in all lawsuits pending in which any Debtor is a plaintiff. The Liquidating Trust and Liquidating Trustee shall not be subject to any counterclaims with respect to any Cause of Action or any cause of action constituting Trust Assets; provided, however, that any Cause of Action, and any other cause of action constituting Trust Assets will be subject to any set-off rights to the same extent as if the Debtor itself had pursued such action. The Liquidating Trustee, on behalf of the Liquidating Trust, shall also have the right to examine and object to any Claims in the Debtors' cases, as provided for, inter alia, in Article VIII of this Plan.

         (d) Liquidating Trustee to Liquidate or Abandon all Assets and Distribute Proceeds. Subject to the provisions of this Plan, the Liquidating Trustee (i) shall sell, transfer, assign, convey, lease, use, or otherwise liquidate all assets of the Liquidating Trust, to pay Allowed Claims, as designated within this Plan and (ii) may dispose in any appropriate manner any asset deemed to be of inconsequential value or burdensome to the Liquidating Trust upon approval by the Trust Committee. The proceeds of such liquidation shall be distributed as provided in this Plan.

         (e) Control of Books and Records. The Liquidating Trustee shall have complete and exclusive access and control on and after the Effective Date to all books, records and office space of the Debtors. The Debtors shall immediately surrender all such books, records and office space to the Liquidating Trustee on the Effective Date. From and after the Effective Date, any of the Debtors' management personnel, brokers, appraisers, and other professionals shall, upon request of the Liquidating Trustee, surrender any of the Debtors' books and records to the Liquidating Trustee. The Liquidating Trustee shall also succeed to the rights of any and all privileges and confidential information of the Debtors, including, but not limited to, the attorney-client privilege of the Debtors. The Liquidating Trustee shall be the sole person with the authority to waive or assert the attorney-client privilege of any Debtor after the Effective Date.

         (f) Dissolution of Debtors; Tax Returns. As soon following the Effective Date as practicable, on behalf of each of the Debtors, the Liquidating Trustee shall (i) file its articles or certificates of dissolution and/or such other documents as are necessary to effect or complete the dissolution under the applicable laws of the state of its organization, and (ii) file any required final federal, state and local tax returns, and take such other action as shall be necessary or appropriate to effect a final determination of any amounts of federal, state or local taxes owed by such Debtor. The Liquidating Trustee shall be responsible for filing all tax returns of the Debtors after the Effective Date.

         (g) Substitution of Liquidating Trustee as Party-Defendant. The Liquidating Trustee shall be agent for the Debtors with respect to the prosecution or defense of any cause of action relating to the Debtors' policies of insurance and shall be substituted as the party-defendant in any pending action related to an Insured Claim for the sole purpose of permitting such action to proceed through final judgment, provided, however, that any such action may only proceed in accordance with and pursuant to an appropriate Order of the Bankruptcy Court or other Court of competent jurisdiction. Under no circumstance shall the plaintiff in any action hold or obtain any rights against the Liquidating Trustee or the Liquidating Trust as a result of any final judgment other than the rights accorded an Insured Claim under this Plan.

         6.3 The Trust Committee.

         (a) Formation of the Trust Committee. Upon the Effective Date there shall be formed and exist a Trust Committee to oversee and grant authority for the Liquidating Trustee to act for the benefit of holders of Allowed Claims in Class 6 and Class 7 as provided for in this Plan.

         (b) Loyalty of Trust Committee. The Trust Committee shall represent the holders of Allowed Claims in Classes 6 and 7 in connection with the provisions of the Plan. In so doing, the Trust Committee shall act to facilitate the earliest possible full payment of Allowed Claims of Classes 1 through 5 and non-classified administrative and priority Claims to allow for Cash distributions to begin to Class 6 and Class 7.

         (c) Trust Committee Rules of Operation. The Trust Committee shall function under the following rules:

                  (i) Membership. Except as provided below, the Trust Committee shall initially consist of three persons, William Brown (a current Creditors' Committee member), Matthew P. Herenstein of Salomon Brothers Asset Management, Inc. (a current Creditors' Committee member), and Michael Buchanan (who will serve as an outside member of the Trust Committee and as the permanent Chairman of the Trust Committee, referred to as the "Trust Committee Chairman"). In the event that a vacancy occurs by reason of death or resignation, the resulting vacancy shall be filled within thirty (30) days thereafter. The vacancy shall be filled by the remaining Trust Committee members. The Trust Committee shall function as such, whether or not vacancies are filled. In the event that a vacancy occurs in the position of Trust Committee Chairman by reason of death or resignation, the resulting vacancy shall be filled within thirty (30) days thereafter by the remaining Trust Committee members. No member of the Trust Committee may be removed, absent fraud and as directed by a court order.

                  (ii) Voting; Notice of Meetings. A majority of the Trust Committee shall constitute a quorum qualified to act. The vote of a majority of the members of the Trust Committee present at the time of the vote, if a quorum was present at the outset of the meeting, shall be the act of the Trust Committee. The Trust Committee may act on the written consent of the majority of the members of the Trust Committee without a meeting. Meetings of the Trust Committee shall be called by the Trust Committee Chairman or Trust Committee counsel. When a meeting is called, the Trust Committee Chairman or Trust Committee counsel shall fix a time and place for, and give notice of the time, place and purposes of such meeting to the Trust Committee and to the Liquidating Trustee if notice to him is deemed appropriate by the Trust Committee Chairman or by Trust Committee counsel. Notices may be delivered personally, by mail, by telephone or telefax, or by e-mail to all members of the Trust Committee. Such notices shall be given, if by mail, and if possible, at least three (3) days before the day on which the meeting is to be held, or, if by personal delivery, telephone or telefax, or e-mail, if possible, not later than the day before the day on which the meeting is to be held. Any member of the Trust Committee may designate a proxy or act for it at any meeting, which designation may be oral unless requested to be made in writing by the Trust Committee Chairman. Any such meeting may be conducted telephonically.

                  (iii) Compensation. Except as provided herein, the members of the Trust Committee shall serve without compensation. The Trust Committee Chairman shall be paid $10,000.00 per month. The Liquidating Trustee shall be paid in accordance with the terms previously approved by the Bankruptcy Court.

                  (iv) Waivers. The Trust Committee shall have the power and right to waive performance by the Liquidating Trustee of any condition or covenant or any part of the Plan to the extent that such condition or covenant only effects creditors in Class 6 or Class 7 of the Plan. Such waiver must be in writing signed by a majority of the Trust Committee and delivered to the Liquidating Trustee, who may in all things rely upon such written waiver.

                  (v) Subcommittee. The Trust Committee shall have the power to form one or more subcommittees. Such subcommittees shall have all of the powers vested in it by the Trust Committee.

                  (vi) Advisors. The Trust Committee may consult with attorneys, accountants, agents, appraisers and other professionals, and the opinions of the same shall be full protection and justification to the Trust Committee, its members and the Class 6 and Class 7 Creditors for anything done or admitted or suffered to be done in accordance with said opinions. Post-confirmation fees and expenses of such professionals engaged by the Trust Committee shall be charged as expenses of the Liquidating Trust and be paid, upon approval of the Trust Committee, in accordance with the procedures set forth in Exhibit 2 to the Plan.

                  (vii) Dissolution. When all payments provided for in the Plan have been made to the Creditors and all other obligations under this agreement fulfilled, the duties, powers and responsibilities of the Trust Committee, its members, agents, attorneys and accountants shall terminate forthwith and the Trust Committee shall dissolve.

                  (viii) Reports. (a) In addition to reports, if any, that the Liquidating Trustee files or distributes under Section 6.7, the Trust Committee may, after consultation with the Liquidating Trustee, circulate information and reports that, in the sole discretion of the Trust Committee, are deemed advisable in order to fully inform the Class 6 and Class 7 Creditors concerning the operations of the Liquidating Trustee and all matters relating to the effectuation of the Plan.

                           (b) The Liquidating Trustee shall submit to the United States Trustee post-Confirmation monthly operating reports in the format prescribed by the United States Trustee until such time as these cases are closed, dismissed or converted by the Bankruptcy Court.

                           (c) In addition to the reports, if any, distributed in accordance with subsection (a) above, the Trust Committee shall, after consultation with the Liquidating Trustee, provide quarterly reports to the Trust Notice Group within thirty (30) days after the conclusion of each calendar quarter during which the Trust remains in existence. Such reports shall reflect the receipts and disbursements of the Trust for the period covered by the report and (x) such additional information as the Trust Committee deems advisable to fully inform the Trust Notice Group of the operations of the Liquidating Trustee or other matters relating to the effectuation of the Plan and (y) such additional information as reasonably requested by any member of the Trust Notice Group.

                  (ix) Limitation on Liability. Each member of the Trust Committee, as the Trust Committee may be constituted from time to time, and the Liquidating Trustee shall use its best judgment and discretion in all things connected herewith and shall not be personally liable in any case whatsoever arising in connection with the activities of the Trust Committee or the Liquidating Trustee as provided for under the Plan, either for that member's acts or for its failure to act, unless he shall have been guilty of willful misconduct or gross negligence. No member or his/her employer shall be held liable or responsible for the willful fraud, willful misconduct or gross negligence of any other member of the Trust Committee, or any employees of the Trust Committee, or of the Liquidating Trustee. The Trust Committee and its members shall not be required to give any bond for the faithful performance of its or their duties hereunder.

                  (x) Trust Committee Chairman. Michael Buchanan shall act as Trust Committee Chairman, and his term as Trust Committee Chairman shall extend for the duration of the Trust.

                  (xi) Resignation. Any member of the Trust Committee may resign from his position upon written notice to the Trust Committee Chairman.

                  (xii) Right to Deal with the Liquidating Trust. Any Class 6 or Class 7 Creditor, including any member of the Trust Committee who is a Class 6 or Class 7 creditor, shall have the right to deal with the Liquidating Trust. For example, a Class 6 or Class 7 creditor that is a Trust Committee member may purchase or lease property from the Liquidating Trust and may loan money to the Liquidating Trust upon such terms and conditions as would be extended to a third party, but the Trust Committee member so purchasing, leasing or loaning, may not vote on the transaction.

                  (xiii) Powers and Duties of the Trust Committee. After the Effective Date, the Trust Committee shall supervise the Liquidating Trust in carrying out the provisions of the Plan. The Trust Committee may enact bylaws to further designate the manner in which the Trust Committee acts. The Trust Committee may, pursuant to such bylaws, restrict the authority of the Liquidating Trustee or require the approval of the Trust Committee in order for the Liquidating Trustee to take specific actions; but in the absence of any such bylaw duly adopted by the Trust Committee, the Liquidating Trustee shall have the full power and authority, within the limitations expressly set forth in this Plan, to take all actions in respect of the Liquidating Trust and the Trust Assets as the Liquidating Trustee, in his judgment, deems appropriate. The Trust Committee Chairman shall have such powers accorded a Chief Executive Officer, in exercising the day-to-day authority of the Trust Committee.

         6.4 Covenants of the Liquidating Trustee.

         (a) Negative Covenants. During the term of the Plan, the Liquidating Trustee shall not take any action contrary to the Plan.

         (b) Positive Covenants. During the term of the Plan, the Liquidating Trustee, shall, unless otherwise waived in writing by the Trust Committee:

                  (i) Distribute to the Trust Committee such financial data and financial statements as the Trust Committee may reasonably request.

                  (ii) Furnish to each member of the Trust Committee notice of proposed distributions.

                  (iii) Maintain insurance for full value with extended coverage at all times with respect to all insurable personal property of the Liquidating Trust, now existing or hereafter acquired, against risks of fire, theft and other risks as the Trust Committee may require.

                  (iv) Permit reasonable access by the Trust Committee or any person designated by the Trust Committee to all records maintained by the Liquidating Trustee during business hours.

                  (v) Provide the holders of beneficial interests in the Liquidating Trust with valuations of the property transferred to the Liquidating Trust. Such valuations will be used for all federal income tax purposes.

                  (vi) Obtain the consent of the Trust Committee for actions taken by the Liquidating Trustee.

         6.5 Liquidating Trust Provisions.

         (a) Liquidating Trustee's Powers. The Liquidating Trustee shall serve without bond. In addition to those powers and the authority set forth in Section 6.2, and subject to the terms of the Plan, the Confirmation Order and any bylaws that may be adopted by the Trust Committee, the Liquidating Trustee shall have full power and authority, without further notice or Bankruptcy Court approval, to take all actions permitted under Sections 3404 and 3405, Chapter 33, Title 12 of the Delaware Code, as it may from time to time be amended; provided, however, that the Liquidating Trust may not engage in any trade or business except to the extent reasonably necessary to, and consistent with, its liquidating purpose. Without limiting the generality of the foregoing, and subject to the provisions of this Plan, the Liquidating Trustee shall have full powers and authority, without further notice or Bankruptcy Court approval, to:

                  (i) Perfect and secure its rights, title and interest to the properties comprising the Liquidating Trust estate;

                  (ii) Reduce all property in his possession to Cash and hold the same;

                  (iii) Sell and convert the properties of the Liquidating Trust to cash, on terms and conditions the Liquidating Trustee deems advisable, and distribute the net proceeds pursuant to the Plan;

                  (iv) Contract to sell and sell the Liquidating Trust estate or any part or parts thereof for such purchase price and for cash or on such terms as the Liquidating Trustee shall deem appropriate;

                  (v) Pay and discharge any costs, expenses or obligations deemed necessary to preserve the Liquidating Trust's estate or any part thereof or to preserve this Liquidating Trust;

                  (vi) Improve or repair the Liquidating Trust's property or any part thereof;

                  (vii) Purchase insurance of all kinds sufficient to protect fully the Liquidating Trust's property or any part or parts thereof and to protect from liability;

                  (viii) Deposit Liquidating Trust funds;

                  (ix) Draw checks and make disbursements;

                  (x) Employ and have such attorneys, accountants, appraisers and any other professionals as are necessary in the administration of the Liquidating Trust and to compensate the same from the Liquidating Trust estate, which professionals may be the professionals retained by the Creditors' Committee and/or the Debtors; such expenses shall be paid in accordance and pursuant to the procedures set forth and described in Exhibit 2 to this Plan;

                  (xi) Employ brokers and salesmen;

                  (xii) Take any action necessary to protect the Liquidating Trust estate;

                  (xiii) Enter into contracts and execute negotiable and non-negotiable obligations;

                  (xiv) Sue and be sued;

                  (xv) Appoint, remove and act through agents, managers and employees and confer upon them such power and authority as may be necessary or advisable;

                  (xvi) Foreclose as an incident to the collection of any debt and bid on property of such foreclosure sale or acquire the property from the mortgagor or obligor without foreclosure;

                  (xvii) When and if advisable, object to claims or seek their subordination;

                  (xviii) Compromise controversies;

                  (xix) Seek the valuation of assets by the Bankruptcy Court;

                  (xx) Borrow money;

                  (xxi) Establish a reserve for the payment of future expenses;

                  (xxii) Withhold employment and income, or other taxes as is appropriate;

                  (xxiii) Distribute at least annually the net income and net proceeds from the sale of assets in excess of amounts reasonably necessary to maintain the value of property remaining in the Liquidating Trust or to meet contingent liabilities as provided in the Plan;

                  (xxiv) When, in its sole discretion, the Liquidating Trustee determines that it is practicable and appropriate, the Liquidating Trustee shall seek a final decree from the Bankruptcy Court closing the Chapter 11 Cases; and

                  (xxv) Take such other actions, as may be necessary or helpful to consummate the Plan.

         (b) Limitation on Liquidating Trustee's Powers. Notwithstanding any other provisions of this Plan, in the event the Liquidating Trustee or Trust Committee propose a material (i) sale or conversion of any property of the Liquidating Trust, (ii) abandonment of any property of the Liquidating Trust or
(iii) compromise or settlement of any Claim or Cause of Action of or against the Liquidation Trust, written notice of such proposed act shall be given to the Trust Notice Group at least ten (10) days prior to the effective date of the proposed act. If, on or before the expiration of such ten (10) day period, a member of the Trust Notice Group provides a written objection to the proposed act to the Liquidating Trustee, then and in that event the Liquidating Trustee shall be prohibited from consummating the proposed act. In the event a member of the Trust Notice Group objects to a proposed act in accordance with the procedures set forth herein, either the Liquidating Trustee or Trust Committee may, in their sole discretion, file a motion with the Bankruptcy Court seeking authority to consummate the proposed act. In the event the Liquidating Trustee or Trust Committee file a motion as set forth herein, any member of the Trust Notice Group may appear and be heard in connection with such motion. As used herein, the term "material" shall mean any sale or conversion, abandonment or settlement or compromise with a value in excess of $200,000.00.

         (c) Management of Liquidating Trust's Estate. The Liquidating Trustee shall invest all funds received into the Liquidating Trust in the same manner as chapter 7 trustees are required to invest funds pursuant to the guidelines of the United States Trustee, provided that the Liquidating Trustee shall invest funds held in only demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary, liquid and low-risk investments, such as Treasury bills.

         (d) Maintenance of Records. The Liquidating Trustee shall keep or cause to be kept books containing a description of all property from time to time constituting the Liquidating Trust estate, and an accounting of all receipts and disbursements in respect of the Trust Assets.

         (e) Liquidating Trust Expenses. All costs, expenses and obligations incurred by the Liquidating Trustee and/or the Trust Committee in administrating the Liquidating Trust or in any manner connected, incidental or related thereto shall be a charge against the Trust Assets remaining from time to time in the hands of the Liquidating Trustee. Except with respect to professional fees and expenses, such expenses shall be paid as they are incurred without the need for court approval. The Trust Committee members' individual legal fees shall not be charged against the Liquidating Trust's estate, but the expenses incident to the attendance of a meeting shall be chargeable.

         (f) Liquidating Trustee Compensation. The Liquidating Trustee shall be compensated for his services as may be agreed by the Trust Committee, without the need of Bankruptcy Court approval.

         (g) Limitation on Liquidating Trustee's Liability. The Liquidating Trustee shall not be liable for any act he may do or omit to do as Liquidating Trustee hereunder acting in good faith in the exercise of his best judgment, and the fact that such act or omission was advised, directed or approved by the Trust Committee or advised by an attorney acting as attorney for the Liquidating Trust shall be conclusive evidence of such good faith and best judgment, nor shall the Liquidating Trustee be liable in any event except for his own willful misconduct or gross negligence.

         (h) Replacing the Liquidating Trustee. In the event of the death or resignation of the Liquidating Trustee, a successor Liquidating Trustee shall be appointed by the Trust Committee. The Trust Committee may dismiss the Liquidating Trustee, without cause, at any time and name a successor Liquidating Trustee. The Liquidating Trustee may resign at any time by giving written notice of his intention to do so addressed to the Trust Committee Chairman and such resignation shall be effective upon the date and time provided in an instrument in writing, signed and acknowledged by the Trust Committee and delivered to the resigning Liquidating Trustee, which also names the successor Liquidating Trustee. A successor Liquidating Trustee shall be vested with all the rights, privileges, powers and duties of his predecessor.

         (i) Duration of Liquidating Trust. The Liquidating Trust shall become effective upon the Effective Date. Thereupon these Liquidating Trust provisions and the Liquidating Trust shall remain and continue in full force and effect until the Liquidating Trust's estate has been wholly converted to cash or abandoned and all costs, expenses and obligations incurred in administering this Liquidating Trust have been fully paid and all remaining income, proceeds and avails of the Liquidating Trust's estate have been distributed in payment of Allowed Claims pursuant to the provisions of the Plan. The Liquidating Trustee will make continuing efforts to dispose of the Trust Assets, make timely distributions and not unduly prolong the duration of the Liquidating Trust. The Liquidating Trust shall in no event remain in existence for longer than three years; provided, however, that upon approval of the Bankruptcy Court or some other court of competent jurisdiction upon a finding that an extension(s) of such three-year term is necessary to the liquidating purpose of the Liquidating Trust, the term of the Liquidating Trust may be extended for a finite term based on its particular facts and circumstances; each further extension must be approved by the Bankruptcy Court or some other court of competent jurisdiction within 6 months of the beginning of the extended term. Upon the occurrence of the termination of the Liquidating Trust, the Liquidating Trustee shall file with the Bankruptcy Court a report thereof, seeking an order discharging the Liquidating Trustee and providing such injunctive relief required with respect to Claims which are discharged, and provide notice thereof to all Creditors whose Claims were not paid in full pursuant to the Plan.

         6.6 Provisions Governing Distributions.

         (a) Order of Distribution of Liquidating Trust Cash. The Liquidating Trustee shall distribute or reserve available Cash of the Liquidating Trust in the following order of priority:

                  (i) to pay or satisfy Allowed Secured Claims of Classes 2 and 4 pursuant to Sections 4.2(b) and 4.4(b) of the Plan; but only to the extent that such Cash results from the proceeds of the liquidation of the Collateral of a holder of such Allowed Secured Claim; provided, however, that with respect to any Class 2 Allowed Lenders Secured Claim, such Claim shall first be satisfied from the Disputed Charges Escrow Account;

                  (ii) to pay Allowed Administrative Expense Claims of the Debtors' Chapter 11 Cases pursuant to Sections 2.1 and 2.2 of the Plan;

                  (iii) to pay the post-confirmation expenses of the Liquidating Trust and the Trust Committee, including a reserve of such Cash to pay future expenses of the Liquidating Trust and the Trust Committee as the Liquidating Trustee deems advisable;

                  (iv) to pay Allowed Claims of Class 1 pursuant to Section 4.1(b) of the Plan, in order of priority, with Bankruptcy Code section 507(a)(3) Allowed Claims being satisfied in full first, Bankruptcy Code section 506(a)(4) being satisfied in full next, and then Bankruptcy Code section 507(a)(5), and so on;

                  (v) to pay the Allowed Claims entitled to priority pursuant to Bankruptcy Code section 507(a)(8) pursuant to Section 2.3 of the Plan;

                  (vi) to pay Allowed Claims of Class 5 pursuant to Section 4.5 of the Plan; and

                  (vii) to pay Allowed Claims of Class 6 and Class 7 pursuant to Sections 4.6(b), 4.7(b) and 4.7(c) of the Plan, on an aggregated Pro Rata basis until all Cash has been distributed from the Liquidating Trust.

         (b) Method of Distributions Under the Plan.

                  (i) In General. Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Distribution Record Date, unless the Debtors or Liquidating Trustee have been notified in writing of a change of address in accordance with Section 13.10 of the Plan by such holder that provides an address for such holder different from the address reflected on the Schedules.

                  (ii) Distributions of Cash. Any payment of Cash made pursuant to the Plan shall be made, at the sole option of the Liquidating Trustee, by check drawn on a domestic bank, wire transfer, or any other method mutually agreeable between the Liquidating Trustee and the payee.

                  (iii) Timing of Distributions. Unless otherwise paid by the Debtors on or prior to the Effective Date, the Liquidating Trustee shall make all payments on or about the Effective Date that are called for by the Plan to be made on or about the Effective Date. Otherwise, distributions to claimants shall be made by the Liquidating Trustee each time the Liquidating Trustee, in his sole discretion, has accumulated sufficient funds to merit a distribution, considering the number of Creditors and dollar amount owed to Creditors in such Class or group of claims, or when the Liquidating Trustee has determined that no additional funds are likely to be collected; provided, however, the Liquidating Trustee must distribute at least annually to the beneficiaries the net income of the Liquidating Trust plus all proceeds from the sale of assets in excess of amounts reasonably necessary to maintain the value of property remaining in the Liquidating Trust or to meet claims and contingent liabilities. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

                  (iv) Minimum Distributions. No payment of Cash less than twenty dollars ($20.00) shall be made to any holder of a Claim unless a request therefor is made in writing to the Liquidating Trustee.

                  (v) Distributions to Holders as of the Distribution Record Date. As of the close of business on the Distribution Record Date, the claims register shall be closed, and there shall be no further changes in the record holders of any Claims. Neither the Debtors, Liquidating Trust nor Liquidating Trustee shall have any obligation to recognize any transfer of any Claims occurring after the Distribution Record Date. The Debtors, Liquidating Trust and Liquidating Trustee shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to

         Section 7.1 of the Plan) with only those record holders stated on the claims register as of the close of business on the Distribution Record Date.

                  (vi) Distributions To Be Pro Rata Within Class. All distributions constituting a partial payment to a class of Allowed Claims shall be made on a Pro Rata basis to the holders of Allowed Claims in such class; provided, however, that Class 6 and Class 7 shall be deemed combined for purposes of determining Pro Rata shares.

         (c) Establishment and Maintenance of Reserve for Disputed Claims. On the initial Distribution Date and each subsequent Distribution Date, the Liquidating Trustee shall reserve from the distributions to be made on such dates to the holders of Allowed Claims in a particular Class, an amount of Cash equal to 100% of the distributions to which holders of Disputed Claims in such Class would be entitled under the Plan as of such dates as if such Disputed Claims were Allowed Claims in their non-Disputed Claim Amounts (the "Reserve").

         (d) Distributions Upon Allowance of Disputed Claims. The holder of a Disputed Claim that becomes an Allowed Claim subsequent to the initial Distribution Date shall receive distributions from the Reserve in accordance with and pursuant to the terms of the Plan on the next Distribution Date selected by the Liquidating Trustee following the date on which such Disputed Claim becomes an Allowed Claim pursuant to a Final Order. Such distributions shall be made in accordance with the Plan based upon the distributions that would have been made to such holder under the Plan if the Disputed Claim had been an Allowed Claim on or prior to the Effective Date, without any post-Effective Date interest thereon.

         (e) Distributions Relating to Allowed Insured Claims. A holder of an Insured Claim is entitled to pursue collection of such Insured Claim from the proceeds of the Debtors' liability insurance. The Liquidating Trust shall act as the agent of the policy owner and shall direct the insurer to pay any proceeds payable to the holder of an Allowed Insured Claim directly to such holder, or if the Liquidating Trust shall receive such proceeds, the Liquidating Trust shall distribute such proceeds to such holder. Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policy or policies and applicable law. Accordingly, a holder of an Allowed Insured Claim shall not be entitled to any distributions under this Plan unless and until such holder has exhausted its available remedies to obtain such insurance proceeds. Nothing contained in this Section 6.6(e) shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any entity may hold against any other entity, including, without limitation, insurance under any policy or policies of insurance. Nothing contained herein shall impair or effect any defense to such Insured Claim possessed by any insurer.

         (f) Undeliverable and Unclaimed Distributions.

                  (i) Holding of Undeliverable Distributions. If any distribution to any holder of an Allowed Claim is returned to the Liquidating Trustee as undeliverable, no further distributions shall be made to such holder unless and until the Liquidating Trustee is notified, in writing, of such holder's then-current address. Undeliverable distributions shall remain in the possession of the Liquidating Trustee until such time as a distribution becomes deliverable, subject to the time limitation set forth below. All holders of Allowed Claims ultimately receiving previously undeliverable Cash shall not be entitled to any interest or other accruals of any kind. Nothing contained in the Plan shall require the Liquidating Trustee to attempt to locate any holder of an Allowed Claim.

                  (ii) Unclaimed Distributions. Checks issued by the Liquidating Trustee on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any checks shall be made directly to the Liquidating Trustee by the holder of the Allowed Claim with respect to which such check originally was issued.

                  (iii) Failure to Claim Undeliverable or Unclaimed Distributions. After the first (1st) anniversary of the Effective Date, the Liquidating Trustee shall file a list (the "Unclaimed Distribution List") with the Bankruptcy Court setting forth the names of those persons, if any, for which distributions have been made hereunder that have been (x) returned as undeliverable as of the date thereof, or (y) rendered null and void due to failure to negotiate a check within ninety (90) days of issuance without the subsequent issuance of a replacement check. Any holder of an Allowed Claim that does not assert its rights pursuant to the Plan to receive a distribution within ninety
         (90) days from and after the date the Unclaimed Distribution List is filed with the Bankruptcy Court shall have its Claim for such undeliverable or unclaimed distribution discharged and shall be forever barred from asserting any such claim against the Liquidating Trust or the Liquidating Trustee. In such case, any consideration held for distribution on account of such Allowed Claim shall revert to the Liquidating Trust for distribution to the beneficiaries of the Liquidating Trust in accordance with the terms of the Plan. With respect to any undeliverable and unclaimed distributions that occur after the filing of the Unclaimed Distribution List, undeliverable distributions shall be held by the Liquidating Trustee in accordance with Section 6.6(f)(i) of the Plan and voided distribution checks shall be reissued in accordance with Section 6.6(f)(ii) of the Plan for such period of time as the Liquidating Trustee deems prudent and appropriate so long as the administration of the Liquidating Trust and its assets is not delayed.

         (g) Federal Tax Identification Number. The Liquidating Trustee may suspend distribution to any Creditor that has not provided the Liquidating Trustee with its Federal Tax Identification number or social security number, as the case may be.

         (h) Exculpation and Immunity Regarding Distributions. The Liquidating Trustee and members of the Trust Committee and their representatives, agents and professionals, from and after the Effective Date, are hereby exculpated by all persons, holders of Claims and Equity Interests, entities and parties-in-interest receiving distributions under the Plan from any and all claims, causes of action and other assertions of liability arising out of the Liquidating Trustee's discharge of the powers and duties conferred upon it by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan or applicable law, except solely for actions or omissions arising out of willful misconduct or gross negligence. No current holder of a Claim or an Equity Interest, and no representative thereof, shall have or pursue any claim or cause of action (1) against the Liquidating Trustee for making payments or taking any action in accordance with the Plan or for implementing the provisions of the Plan or (2) against any holder of a Claim for receiving or retaining payments or other distributions as provided for by the Plan.

         6.7 Securities Laws and Reports to Holders of Liquidating Trust
Interests

         (a) Securities Law. Under section 1145 of the Bankruptcy Code, the issuance of Liquidating Trust interests under the Plan shall be exempt from registration under the Securities Act of 1933 and applicable state and local laws requiring registration of securities. Furthermore, the issuance of beneficial interests in the Liquidating Trust shall be exempt from registration, reporting and other requirements of the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940 and any other federal and state securities laws. The Confirmation Order will contain provisions confirming the above matters.

         (b) Annual Reports. Not later than 120 days after the end of each calendar year during the term of the Liquidating Trust, the Liquidating Trustee will cause to be prepared and distributed to holders of beneficial interests in the Liquidating Trust an annual report setting forth a summary of financial activities of the Liquidating Trust for the preceding calendar year and its financial condition at the end of such period. The financial information in such annual report need not be audited.

         6.8 Indemnification; Limitations.

         (a) General Indemnification. The Liquidating Trust will protect, hold harmless and indemnify the Liquidating Trustee, the members of the Trust Committee and any attorneys, accountants, agents, appraisers or other professionals retained by the Trustee Committee from and against any and all claims, injury, damage, costs, charges and expenses, including reasonable attorneys' fees, which the indemnification parties may suffer or pay, for or on account of, or by reason of their lawful acts on behalf of the Liquidating Trust or resulting from their services for the acts on behalf of the Liquidating Trust or resulting from their services for the Liquidating Trust, except any and all claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities based on conduct that constituted or may have constituted ordinary or gross negligence or reckless, willful, or wanton misconduct.

         (b) No Recourse. Except as provided in the Plan, no recourse shall ever be had, directly or indirectly, against the Liquidating Trustee or any member of the Trust Committee personally, or against any attorney, accountant, agent, appraiser or other professional retained by Trust Committee, by legal or equitable proceedings, or by virtue of any statute or otherwise, nor upon any promise, contract, instrument, undertaking, obligation, covenant or agreement whatsoever executed by the Liquidating Trustee under the Plan, or by reason of the creation of any indebtedness by the Liquidating Trustee under the Plan for any purpose authorized by the Plan, it being expressly understood and agreed that all such liabilities, covenants and agreements shall be enforceable only against and be satisfied only out of the Trust Assets or such part thereof as shall under the terms of any such agreement be liable therefor or shall be evidence only of a right of payment out of the Trust Assets.

         6.9 Trust Notice Group.

         (a) Creation. There shall be a group of Classes 6 and 7 Claim holders (the "Trust Notice Group") electing to receive (i) regular reports as set forth in Section 6.3(c)(viii)(c) of the operations of the Liquidating Trustee and Liquidating Trust, (ii) notice of proposed material transactions of the Liquidating Trustee or Liquidating Trust and (iii) notice of the professional fees and expenses incurred by the Liquidating Trustee or the Liquidating Trust. Any Class 6 or 7 Claim holder may elect to become a member of the Trust Notice Group by submitting a written request therefore no later than ten (10) days following the conclusion of the Confirmation Hearing to the Debtors, Committee and Liquidating Trustee in accordance with Section 13.10 of this Plan.

         (b) Authority The Trust Notice Group may take such actions as authorized in this Plan.

         (c) Compensation The members of the Trust Notice Group and their advisors will receive no compensation and will not be reimbursed for any out-of-pocket expenses.

         (d) Limitation on Liability The members of the Trust Notice Group shall not be liable for any act or omission in connection with such members' service on the Trust Notice Group. Neither the Trust Notice Group nor any individual member thereof shall owe any duty to Class 6 and 7 Claim holders, and no duty shall be implied by the appointment of the Trust Notice Group.


                                  ARTICLE VII

                       ACCEPTANCE OR REJECTION OF THE PLAN

         7.1 Voting of Claims and Equity Interests. Each holder of an Allowed Claim as of the Voting Record Date in Class 2, 3, 4, 5, 6 and 7 shall be entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims (Class 1) is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. Holders of Allowed Claims in Class 8 and Allowed Equity Interests in Class 9 shall not receive or retain any property under the Plan on account of their Claims or Interests, and therefore, Classes 8 and 9 are deemed not to have accepted the Plan pursuant to Section 1126(g) of the Bankruptcy Code and shall not be entitled to vote.

         7.2 Acceptance by Impaired Classes. An Impaired Class of Claims shall have accepted the Plan if (i) the Holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least 2/3 in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and
(ii) the Holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of more than 1/2 in number of the Allowed Claims actually voting in such Class, have voted to accept the Plan.

         7.3 Nonconsensual Confirmation. If any impaired Class of Claims or Class of Equity Interests entitled to vote shall not accept the Plan by the requisite statutory majorities provided in Sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Proponents reserve the right to amend the Plan in accordance with Section 13.6 hereof or undertake to have the Bankruptcy Court confirm the Plan under Section 1129(b) of the Bankruptcy Code or both.


                                  ARTICLE VIII

    OBJECTIONS TO AND RESOLUTION OF ADMINISTRATIVE EXPENSE CLAIMS AND CLAIMS

         8.1 Except as to applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code, the Liquidating Trustee shall have the exclusive right to make and file objections to Administrative Expense Claims and Claims subsequent to the Effective Date. Upon the Effective Date, the Liquidating Trustee shall be substituted for the Debtors or Committee as the objecting party to any objection filed by either the Debtors or the Committee prior to the Effective Date to any Administrative Expense Claims and Claims. All objections shall be litigated to Final Order; provided, however, that the Liquidating Trustee shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors or Liquidating Trustee shall file all objections to Administrative Expense Claims that are the subject of proofs of Claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of Professional Compensation and Reimbursement Claims) and Claims and serve such objections upon the holder of the Administrative Expense Claim or Claim as to which the objection is made by the later of (i) one hundred-eighty
(180) days after the Effective Date, (ii) sixty (60) days following the date of filing and service of such Administrative Expense Claim or Claim, and (iii) such later date as may be approved by the Bankruptcy Court. Any objections filed by the Debtors or Committee prior to the Effective Date shall be deemed to be filed by, and shall be prosecuted and/or resolved by, the Liquidating Trustee from and after the Effective Date.


                                   ARTICLE IX

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         9.1 Assumption or Rejection of Executory Contracts and Unexpired Leases. Pursuant to Sections 365(a), 365(f) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases entered into prior to the Petition Date that exist between the Debtors and any person shall be assumed or rejected (as set forth below) by the Debtors as of the Effective Date. Notwithstanding anything contained herein to the contrary, any executory contract or unexpired lease (i) which has been assumed pursuant to a Final Order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) which has been rejected pursuant to a Final Order of the Bankruptcy Court entered prior to the Confirmation Date, or (iii) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date shall be rejected or assumed in accordance with such motion or Final Order.

         9.2 Assumed and Assigned Contracts and Leases. Subject to Section 9.1 of this Plan, the Assumed and Assigned Contracts and Leases identified in
Exhibit 1 of the Plan (provided, however, that the Proponents reserve the right, on or prior to the Effective Date, to amend

Exhibit 1 to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto) shall be deemed to be assumed by the appropriate Debtor(s) and assigned to the Liquidating Trust as of the Effective Date. This Plan constitutes and incorporates a motion to assume and assign, as of the Effective Date, those Assumed and Assigned Contracts and Leases as reflected on Exhibit 1, as amended.

         9.3 Rejected Contracts and Leases. Subject to Section 9.1 of this Plan, any executory contract or unexpired lease not identified in Exhibit 1 to the Plan as of the Effective Date shall be deemed to be rejected as of the Confirmation Date. This Plan constitutes and incorporates a motion to effect the same.

         9.4 Claims on Account of Rejected Contracts and Leases. To the extent that the holder of a Claim arising from the rejection of any contract, agreement or lease asserts a Secured Claim, the Debtors or Liquidating Trustee may file a motion under Section 506 of the Bankruptcy Code to limit the amount of such Secured Claim, an adversary proceeding to avoid the Security Interest taken for such Claim, and/or an objection to the Claim itself. To the extent that any Claim arising out of an executory contract or unexpired lease is secured as determined by a Final Order of the Bankruptcy Court, such Claim shall be treated as a Miscellaneous Secured Claim under Class 4 of the Plan. To the extent such Claim is unsecured, such Claim shall be treated as a General Unsecured Claim under Class 6 of the Plan.

         9.5 Notice of Amendments to Exhibit 1; No Admission. The Proponents shall provide notice of any amendments to Exhibit 1 to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Exhibit 1 shall not constitute an admission by the Proponents that such document is an executory contract or an unexpired lease or that the Debtors have any liability or obligation thereunder.

         9.6 Approval of Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall constitute
(i) the approval, pursuant to Sections 365(a), 365(f) and 1123(b)(2) of the Bankruptcy Code, of the assumption and assignment of the Assumed and Assigned Contracts and Leases pursuant to Section 9.2 hereof, (ii) the extension of time, pursuant to Section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume or reject any unexpired leases in Section 9.2 through the date of entry of a Final Order approving the assumption or rejection of any such unexpired leases, and (iii) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 9.3 hereof.

         9.7 Cure of Defaults. Except as may otherwise be agreed to by the parties, within ninety (90) days after the Effective Date or as soon thereafter as is practicable, the Liquidating Trustee on behalf of the Liquidating Trust shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to Section 9.2 of the Plan in accordance with
Section 365(b)(1) of the Bankruptcy Code. Exhibit 1 to the Plan reflects the Proponents' belief as to the amount of any cure obligations that may be owing, and the Proponents will seek a ruling from the Bankruptcy Court at the Confirmation Hearing so determining these cure amounts. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Liquidating Trust's liability with respect thereto, or as may otherwise be agreed to by the parties.

         9.8 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 9.3 of the Plan must be filed with the Bankruptcy Court and served upon the Liquidating Trustee, the Committee and the Debtors, by no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order, and (iii) notice of an amendment to Exhibit 1 hereof. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, the Liquidating Trust and their property. Notwithstanding anything to the contrary contained in this Plan, the Liquidating Trustee shall have until sixty (60) days after a proof of Claim filed in accordance with this Section 9.8 to file an objection to such Claim.


                                   ARTICLE X

                IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN

         10.1 Vesting of Assets in Liquidating Trust. Upon and subject to the occurrence of the Effective Date, all property and assets of the Debtors and the Debtors' Estates that constitute the Trust Assets as of the Effective Date, but specifically including all of the Debtors' Causes of Action retained pursuant to Bankruptcy Code section 1123(b)(3)(B) for enforcement by the Liquidating Trustee as the representative of the Debtors' estates, shall, without further act or action on the part of any party, be deemed: (a) to be merged with and into the pool of property and assets constituting the Trust Assets; and (b) to be transferred to and vested in the Liquidating Trust free and clear of all Claims and Interests, except for those Claims and Interests specifically provided for under the Plan or the Confirmation Order.

         10.2 Formation of Liquidating Trust. On the Effective Date, the Liquidating Trust shall be formed and created pursuant to, and shall exist in accordance with, the terms of this Plan.

         10.3 Dissolution of Entities. On the Effective Date, (i) all existing Equity Interests shall, without further act or action by any party, be canceled, annulled and extinguished, and any certificates representing such canceled, annulled and extinguished Equity Interests shall be null and void, and (ii) each of the Debtors shall be, and shall be deemed to have been, dissolved, provided that the existence of each of such entities shall survive solely to the extent necessary to take any action in furtherance of this Plan. As soon following the Effective Date as practicable, on behalf of each of the Debtors, the Liquidating Trustee shall (x) execute and file, or cause to be executed and filed, such articles or certificate of dissolution, and/or such other documents as are necessary to effect, complete or evidence the dissolution under the applicable laws of the state of its organization, and (y) file any required final federal, state and local tax returns, and take such other action as shall be necessary or appropriate to effect a final determination of any amounts of federal, state or local taxes owed by such Debtor.

         10.4 Cancellation and Surrender of Existing Securities and Agreements. On the Effective Date, except to the extent provided otherwise in the Plan, all notes, instruments, debentures, certificates and other documents evidencing Claims and all Equity Interests in any of the Debtors, shall be cancelled and deemed terminated and surrendered (regardless of whether such notes, instruments, debentures, certificates or other documents are in fact surrendered for a cancellation to the appropriate person), except for purposes of distribution in accordance with the terms of this Plan. At the request of the Liquidating Trustee, each holder of a promissory note, share certificate or other instrument evidencing a Claim or Equity Interest shall surrender such promissory note, share certificate or instrument to the Liquidating Trustee. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note, share certificate or instrument is received by the Liquidating Trustee or the unavailability of such promissory note, share certificate or instrument is established to the reasonable satisfaction of the Liquidating Trustee or such requirement is waived by the Liquidating Trustee. The Liquidating Trustee may require any holder that is unable to surrender or cause to be surrendered any such promissory notes, share certificates or instruments to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Liquidating Trustee. Any holder that fails within the later of one (1) year after the Confirmation Date and the date of allowance of its Claim, if requested by the Liquidating Trustee,
(i) to surrender or cause to be surrendered such promissory note, share certificate or instrument, (ii) to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Liquidating Trustee, and/or (iii) to furnish a bond reasonably satisfactory to the Liquidating Trustee, shall be deemed to have forfeited all rights, Claims, and Causes of Action against the Debtors and the Liquidating Trust and shall not participate in any distribution hereunder. On the Effective Date, any indenture agreement to which a Debtor is a party shall be deemed cancelled as permitted by Section 1123(a)(5) of the Bankruptcy Code; provided, however, that the cancellation of the 4-1/2% Notes Indenture shall be governed by Section 4.6(e) of this Plan. Notwithstanding the termination of any indenture and any notes issued under any such indenture, the provisions of such indenture, including the provisions relating to distributions, an indenture trustee's rights to payment, liens on property to be distributed to holders of such notes, and an indenture trustee's rights of indemnity, if any, shall not be affected by confirmation of the Plan, other than as specifically set forth in the Plan. Notwithstanding the cancellation of all Equity Interests and the share certificates or other documents evidencing such Equity Interests, the rights, claims and defenses of the holders of Equity Interests that existed prior to the Effective Date shall not be impaired.

         10.5 Preservation of Causes of Action. Except as provided in the Plan, as of the Effective Date, pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code, any and all Causes of Action accruing to the Debtors and Debtors in Possession, including, without limitation, all Avoidance Actions, shall become Trust Assets, and the Liquidating Trustee, as the duly appointed representative of the Debtors' estates for the purpose of retention and enforcement of such Causes of Action, shall have the authority to prosecute, compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such Causes of Action without approval of the Bankruptcy Court, for the benefit of the Debtors' estates and the Liquidating Trust's beneficiaries.

         10.6 Effectuating Documents and Further Transactions. Each of the Debtors or the Liquidating Trustee, and the chief executive officer, president, chief financial officer, executive vice president, senior vice president and any other appropriate officer of each of the Debtors, as the case may be, shall be, and hereby is, authorized to execute, deliver, file and record such contracts, instruments, assignments, conveyances, bills of sale, releases, indentures, certificates, and other agreements or documents and take such actions as any of such officers may deem to be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, without the need for further action by the boards of directors or managers, stockholders, partners, members or holders of Equity Interests of any of the Debtors. Any officer of each of the Debtors or the Liquidating Trustee shall be authorized to certify or attest to any of the foregoing, if necessary.

         10.7 Discharge of Officers and Directors. On the Effective Date, any then-currently serving directors, officers, managers and other members of any governing body of any of the Debtors shall be discharged and removed from any office, directorship, position as manager or member or other position held by any such person with any of the Debtors, and shall be relieved of any further duties or obligations with respect to the Debtors, except as specifically provided in this Plan. Notwithstanding the foregoing, nothing contained in the Plan shall relieve such persons of any personal liability such persons may have to (i) the United States of America arising under section 6672 of Title 26 of the United States Code or (ii) any state for trust taxes or similar obligations.

         10.8 Releases.

         (a) On the Effective Date, the Debtors, on their own behalf and as representatives of the Debtors' Estates, in consideration of services rendered in the Chapter 11 Cases and other good and valuable consideration, will release unconditionally each of the Debtors' present and former officers, directors and managers, and the entities that elected such directors or managers to the extent they are or may be liable for the actions or inactions of such officers, directors or managers, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or thereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or after the Petition Date up to the Effective Date, in any way relating to the Debtors (on or after the Petition Date), the Chapter 11 Cases, or the Plan; provided, however, that the foregoing shall not apply to (i) any action or omission that constitutes willful misconduct or gross negligence and (ii) any action to recover inappropriate or improper expense reimbursements or the value of the use of corporate assets for personal benefit. To the extent that any officer, director or manager is sued by any defendant in an action related to clause (ii) in the immediately preceding sentence, such officer, director or manager shall be indemnified, defended and held harmless by the Trust for all claims, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by such officer, director or manager in connection therewith.

         (b) On the Effective Date, the Debtors, on their own behalf and as representatives of the Debtors' Estates, in consideration of services rendered in the Chapter 11 Cases and other good and valuable consideration, will release unconditionally the professional advisors who have performed services after the Petition Date, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or thereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or after the Petition Date up to the Effective Date in any way relating to the post-petition services performed relating to the

Debtors (on or after the Petition Date), the Chapter 11 Cases, or the Plan; provided, however, that the foregoing shall not apply to any action or omission that constitutes willful misconduct or gross negligence. This release shall not constitute a waiver of the rights of any parties-in-interest with respect to Professional Compensation and Reimbursement Claims.

         (c) Notwithstanding the foregoing, nothing contained in this Section
10.8 shall release any released party from any personal liability such party may have to (i) the United States of America arising under Section 6672 of Title 26 of the United States Code or (ii) any state for trust taxes or similar obligations.

         10.9 Exemption From Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

         10.10 Injunction. Except as otherwise expressly provided in the Plan or the Confirmation Order, all entities who have held, hold or may hold Claims against or Equity Interests in any of the Debtors, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest and (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest.

         10.11 Limitation of Rights of Setoff, Subrogation or Recoupment. No creditor may assert any right of setoff, subrogation or recoupment beyond those rights granted by or recognized in the Bankruptcy Code.

         10.12 FFIC Settlement Agreement. The terms of the FFIC Settlement Agreement are fully incorporated herein and shall control the treatment and rights of FFIC under the Plan, notwithstanding any other provisions of this Plan. Upon the Effective Date, the terms of the FFIC Settlement Agreement shall become binding upon the Debtors, the Committee, the Liquidating Trustee, the Liquidating Trust and FFIC. The Proponents seek approval of the FFIC Settlement Agreement and request such approval in the Confirmation Order.

         10.13 Liberty Mutual Settlement Agreement. The terms of the Liberty Mutual Settlement Agreement are fully incorporated herein and shall control the treatment and rights of Liberty Mutual under the Plan, notwithstanding any other provisions of this Plan. Upon the Effective Date, the terms of the Liberty Mutual Settlement Agreement shall become binding upon the Debtors, the Committee, the Liquidating Trust, the Liquidating Trustee and Liberty Mutual. The Proponents seek approval of the Liberty Mutual Settlement Agreement and request such approval in the Confirmation Order.

         10.14 Travelers/PHTL Settlement Agreement. The terms of the Travelers/PHTL Settlement Agreement are fully incorporated herein and shall control the treatment and rights of Travelers and PHTL under the Plan, notwithstanding any other provisions of the Plan. Upon the Effective Date, the terms of the Travelers/PHTL Settlement Agreement shall become binding upon the Debtors, the Committee, the Liquidating Trust, the Liquidating Trustee, Travelers and PHTL. The Proponents seek approval of the Travelers/PHTL Settlement Agreement and request such approval in the Confirmation Order.

         10.15 Bollinger Settlement Agreement. The terms of the Bollinger Settlement Agreement are fully incorporated herein and shall control the treatment and rights of Bollinger under the Plan, notwithstanding any other provisions of the Plan. Upon the Effective Date, the terms of the Bollinger Settlement Agreement shall become binding upon the Debtors, the Committee, the Liquidating Trust, the Liquidating Trustee and Bollinger. The Proponents seek approval of the Bollinger Settlement Agreement and request such approval in the Confirmation Order.

         10.16 LDEQ Settlement Agreement. The terms of the LDEQ Settlement Agreement are fully incorporated herein and shall control the treatment and rights of the LDEQ under the Plan, notwithstanding any other provisions of the Plan. Upon the Effective Date, the terms of the LDEQ Settlement Agreement shall become binding upon the Debtors, Halter-Calcasieu, L.L.C., Marine Cleaning L.L.C., the Committee, the Liquidating Trust, the Liquidating Trustee and the LDEQ. The Proponents seek approval of the LDEQ Settlement Agreement and request such approval in the Confirmation Order.


                                   ARTICLE XI

                            EFFECTIVENESS OF THE PLAN

         11.1 Conditions Precedent to Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 11.2 of the Plan:

         (a) the Confirmation Order, in form and substance reasonably acceptable to the Proponents shall have been signed by the judge presiding over the Chapter 11 Cases, and there shall not be a stay or injunction in effect with respect thereto;

         (b) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed; and

         (c) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Proponents to be necessary to implement the Plan.

         11.2 Waiver of Conditions. The Proponents may waive, by a writing signed by an authorized representative of the Debtors and Committee and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent to effectiveness of the Plan set forth in Section 11.1 of the Plan.

         11.3 Limitation on Effective Date. Notwithstanding anything to the contrary contained in this Article XI, the Plan shall become effective no later than sixty (60) days after the Confirmation Date, unless the conditions contained in Section 11.1(a) have not been satisfied or waived pursuant to
Section 11.2 of this Plan.


                                  ARTICLE XII

                            RETENTION OF JURISDICTION

         12.1 Scope of Jurisdiction. Except as otherwise ordered by a Court of competent jurisdiction, the Bankruptcy Court, even after the Chapter 11 Cases have been closed, shall have jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

         (a) To determine any and all objections to and proceedings involving the allowance, estimation, classification, priority, payment or subordination of Claims or Equity Interests;

         (b) To determine any and all applications or motions for allowances of compensation and reimbursement of expenses and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

         (c) To determine any applications or motions pending on the Effective Date for the rejection or assumption of executory contracts or unexpired leases or for the assumption and assignment, as the case may be, of executory contracts or unexpired leases to which any Debtor is a party or with respect to which any Debtor may be liable, and to hear and determine, and if need be to liquidate, any and all Claims arising therefrom including the determination of defaults required to be cured;

         (d) To determine any and all applications, adversary proceedings and contested or litigated matters initiated or asserted by any of the Debtors on or prior to the Effective Date and initiated or asserted by the Liquidating Trustee subsequent to the Effective Date and arising under Chapter 11 of the Bankruptcy Code or arising in or related to the Debtors' Chapter 11 Cases; including, but not limited to, (i) Causes of Action to avoid or recover transfers (including fraudulent or preferential transfers) of the Debtors' property, including, but not limited to, all Avoidance Actions and actions pursuant to applicable state law, (ii) Causes of Action, including but not limited to, all Claims and Causes of Action arising from the prepetition activities of the Debtors, whether arising by statute or common law, whether arising under the laws of the United States, Mississippi, Texas, or any other state having jurisdiction over any claim or controversy, and whether maintainable against third parties, affiliates or insiders of the Debtors, (iii) claims, Causes of Action and other litigation that may adversely impact or affect the Liquidating Trust's property, (iv) contests to Administrative Expense Claims or other Claims, and (v) proceedings involving offsets against Administrative Expense Claims or other Claims;

         (e) To issue orders, determinations, and rulings regarding the valuation, recovery, disposition, distribution, operation, or use of the Debtors' property, including claims to recover preferences, fraudulent conveyances, or damages of any type from any person, and whether initiated prior to or after the Effective Date;

         (f) To determine any and all applications, claims, Causes of Action, adversary proceedings, and contested or litigated matters that may be commenced by the Liquidating Trustee subsequent to the Effective Date;

         (g) To consider any modifications of the Plan, remedy any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order, to the extent authorized by the Bankruptcy Code;

         (h) To determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, implementation, or consummation of the Plan or any person's obligations hereunder;

         (i) To consider and act on the compromise and settlement of any Claim against or Cause of Action by or against the Debtors or the Liquidating Trust;

         (j) To issue such orders in aid of execution of the Plan to the extent authorized by Section 1142 of the Bankruptcy Code;

         (k) To enter a final decree closing the Debtors' Chapter 11 Cases;

         (l) To determine such other matters as may be set forth in the Confirmation Order or which may arise in connection with the Plan, the Confirmation Order or the Effective Date;

         (m) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed or vacated;

         (n) To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

         (o) To determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

         (p) To determine any other matter not inconsistent with the Bankruptcy Code; and

         (q) To determine all matters (including regulatory matters) relating to beneficial interests in the Liquidating Trust and the operation and governance of the Liquidating Trust.

         12.2 Non-Limiting Effect of Retained Jurisdiction. This Article XII shall have no effect upon, and shall not control, prohibit or limit the exercise of, jurisdiction by any other court having jurisdiction with respect to any such matters set forth in Sections 12.1(a)-12.1(p) of this Plan, regardless of whether the Bankruptcy Court first: (a) abstains from exercising, or declines to exercise, jurisdiction; or (b) otherwise finds that it is without jurisdiction over any such matters.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         13.1 Requisite Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors, managers, partners or members of one or more of the Debtors or their successors in interest under the Plan, including, without limitation, (i) approval and effectiveness of corporate, partnership, limited partnership or limited liability company mergers, transfers, conveyances, assignments or dissolutions effectuated pursuant to the Plan, and (ii) the election or appointment, as the case may be, of directors and officers of the Debtors pursuant to the Plan shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation, partnership, limited partnership and/or limited liability company law of the states in which the Debtors are incorporated or formed, without any requirement of further action by the stockholders, directors, managers, partners or members of the Debtors. On, or effective as of, the Effective Date or as soon thereafter as is practicable, the Liquidating Trustee on behalf of the Debtors shall, if required or deemed advisable by the Liquidating Trustee, execute and file, or cause to be executed and filed, certificates or articles of dissolution, and/or other documents as required by law with the Secretary of State or comparable state official of the state in which each Debtor is incorporated or formed, in accordance with the applicable general corporation, partnership, limited partnership and/or limited liability company law of such states.

         13.2 Exculpation. Neither the Debtors, the Liquidating Trust, nor the Creditors' Committee, nor any of their respective members, managers, partners, officers, directors, employees, advisors or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, the Liquidating Trust, the Creditors' Committee, and each of their respective members, managers, partners, officers, directors, employees, advisors and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that nothing contained herein shall exculpate, satisfy, discharge or release any Cause of Action accruing to the Debtors and Debtors in Possession under Sections 547, 548 and 550 of the Bankruptcy Code against present or former officers, directors or employees of the Debtors in their capacities other than as present or former officers, directors or employees.

         13.3 Termination of Committee. The appointment of the Creditors' Committee shall terminate on the later of the Effective Date or the date on which all applications for final allowances of compensation and reimbursement of expenses have been granted or denied by Final Order.

         13.4 Post-Effective Date Fees and Expenses. From and after the Effective Date, the Liquidating Trustee shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay from the Liquidating Trust the reasonable fees and expenses of professional persons thereafter employed by the Liquidating Trust and/or the

Liquidating Trustee, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

         13.5 Payment of Statutory Fees. All fees payable pursuant to Section 1930 of Title 28 of the United States Code shall be paid by the Liquidating Trustee from the Liquidating Trust no later than ten (10) days after such fees become due and payable in accordance with the United States Trustee's guidelines. Further, the Liquidating Trustee shall timely pay to the United States Trustee any and all post-confirmation fees as required by 28 U.S.C.
Section 1930(a)(6) until such time as these cases are closed, dismissed or converted by the Bankruptcy Court.

         13.6 Amendment or Modification of the Plan. Alterations, amendments or modifications of the Plan may be proposed in writing by the Proponents, at any time prior to the Confirmation Date, provided that (a) the Plan, as altered, amended or modified, satisfies the conditions of Sections 1122 and 1123 of the Bankruptcy Code and (b) the Proponents shall have complied with Section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that
(i) the Plan, as altered, amended or modified, satisfies the requirements of Sections 1122 and 1123 of the Bankruptcy Code, (ii) the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under
Section 1129 of the Bankruptcy Code and (iii) the circumstances warrant such alterations, amendments or modifications. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

         13.7 Severability. If the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall (i) not limit or affect the enforceability and operative effect of any other provision of the Plan or (ii) require the resolicitation of any acceptance or rejection of the Plan.

         13.8 Revocation or Withdrawal of the Plan. The Proponents reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Proponents revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

         13.9 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and the Liquidating Trustee, and all of their respective successors and assigns, including, without limitation, the Liquidating Trust.

         13.10 Notices. All notices, requests and demands to or upon the Debtors or the Liquidating Trust to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, with a copy by mail, addressed as follows, or to any other address or telephone or facsimile number designated in writing by such party in the manner provided herein:

If to the Debtors, Committee or Liquidating Trust:

OAKRIDGE CONSULTING, INC.
318 South Elmwood
Oak Park, IL  60302
Attn:  Michael Salvati
Telephone:  (708) 383-5426
Facsimile:  (708) 383-7597

with a copy to:

ANDREWS & KURTH L.L.P.
600 Travis, Suite 4200
Houston, Texas  77002
Attention:  Hugh Ray, John Sparacino
            and Douglas Walter
Telephone:  (713) 220-4200
Facsimile:  (713) 220-4285

and

HELLER, DRAPER, HAYDEN, PATRICK
  & HORN, L.L.C.
650 Poydras Center, Suite 2500
New Orleans, Louisiana 70130-6103
Attention:  Douglas Draper
Telephone:  (504) 568-1888
Facsimile:  (504) 522-0949

         13.11 Final Decrees. When, in his sole discretion, the Liquidating Trustee determines that it is practicable and appropriate, the Liquidating Trustee shall seek one or more final decrees from the Bankruptcy Court closing the Debtors' Chapter 11 Cases.

         13.12 Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law or state law is applicable, or to the extent an Exhibit to the Plan or other document executed in connection with the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction, which might require application of the law of any other jurisdiction. Notwithstanding the above, federal law (including, without any limitation, the Bankruptcy Code and Bankruptcy Rules) shall exclusively govern powers and rights of the Proponents, the Liquidating Trust and its beneficiaries, the Liquidating Trustee, and all other parties having an interest in or affected by this Plan, with respect to the Trust Assets' (including, but not limited to, all Causes of Action's) transfer to and vesting in the Liquidating Trust.

         13.13 Withholding and Reporting Requirements. In connection with the consummation of the Plan, the Debtors or the Liquidating Trustee, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

         13.14 Allocation of Plan Distributions Between Principal and Interest. Except as otherwise expressly provided in the Plan, to the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

         13.15 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

         13.16 Exhibits. Any Exhibits to the Plan are incorporated into and are a part of the Plan as if set forth in full herein. Unless otherwise specified herein, the Debtors shall file all Exhibits with the Clerk of the Bankruptcy Court prior to the conclusion of the Confirmation Hearing.

         13.17 Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtors or the Liquidating Trustee shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Dated:   Biloxi, Mississippi
         December 19 2003

                                      FRIEDE GOLDMAN HALTER, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      FRIEDE & GOLDMAN, LTD.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      FRIEDE GOLDMAN DELAWARE, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      BRISSONNEAU & LOTZ MARINE USA, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President

                                      FRIEDE GOLDMAN OFFSHORE, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      WORLD RIG LEASING COMPANY


                                      By:   /s/ Robert Shepherd
                                         ---------------------------------------
                                                Robert Shepherd
                                                [Printed Name]

                                      Title: Executive Vice President



                                      HALTER MARINE, INC. (NV)


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      GULF COAST FABRICATION, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President

                                      HALTER MARINE GULFPORT, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      HALTER MARINE SERVICES, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      HALTER MARINE, INC. (LA)


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      HALTER MARINE PASCAGOULA, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President

                                      FRIEDE GOLDMAN HALTER ENGINEERED
                                      PRODUCTS GROUP, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      UTILITY STEEL FABRICATION, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      FRITZ CULVER, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      AMCLYDE ENGINEERED PRODUCTS COMPANY, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President

                                      AMCANE COMPANY


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      MARITIME HOLDINGS, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      TDI-ORANGE, L.L.C.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      TDI-HALTER, L.L.C.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President

                                      FRIEDE GOLDMAN OFFSHORE TEXAS,
                                      LIMITED PARTNERSHIP


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      TDI-ORANGE LIMITED PARTNERSHIP


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      BLUDWORTH BOND HOLDING, INC.


                                      By: /s/ Robert Shepherd
                                         ---------------------------------------
                                              Robert Shepherd
                                              [Printed Name]

                                      Title: Executive Vice President



                                      BLUDWORTH BOND LIMITED PARTNERSHIP


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President

                                      BLUDWORTH BOND L.L.C.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President




                                      GRETNA MACHINE & IRON WORKS L.L.C.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      HALTER GULF REPAIR, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      EQUITABLE SHIPYARDS L.L.C.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President

                                      HALTER MARINE PANAMA CITY, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      HALTER YACHTS, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      AMCANE INTERNATIONAL, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President



                                      SABRE PERSONNEL ASSOCIATES, INC.


                                      By:  /s/ Robert Shepherd
                                         ---------------------------------------
                                               Robert Shepherd
                                               [Printed Name]

                                      Title: Executive Vice President

                                      OFFICIAL UNSECURED CREDITORS' COMMITTEE


                                      By:  /s/ Douglas Draper
                                         ---------------------------------------
                                               Jan Hayden
                                               Douglas Draper
                                               [Printed Name]

                                      Title: Counsel